CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TRATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 4.20.4

CONFIRMED COPY	BOARD FILE NOS. LAA-8613F LAA-8640D

LAX

Van Nuys

City of Los Angeles

Eric Garcetti
Mayor

Board of Airport
Commissioners

Sean O. Burton
President

Valeria C. Velasco
Vice President

Gabriel L. Eshaghian
Beatrice C. Hsu
Nicholas P. Roxborough
Dr. Cynthia A. Telles
Karim Webb

Justin Erbacci
Chief Executive Officer

RESOLUTION NO. 27208

BE IT RESOLVED that, on recommendation of Management, the Board of Airport Commissioners approved both the Sixth Amendment to Terminal Commercial Management Concession Agreement LAA-8613 and the Fourth Amendment to Terminal Commercial Management Concession Agreement LAA-8640 with URW Airports, LLC, covering management of the concessions program at Los Angeles International Airport, as referenced in the Board-adopted staff report attached hereto and made part hereof; and

BE IT FURTHER RESOLVED that the Board authorized the Chief Executive Officer to execute said Sixth Amendment to Terminal Commercial Management Concession Agreement LAA-8613 and Fourth Amendment to Terminal Commercial Management Concession Agreement LAA-8640, both with URW Airports, LLC, after approval as to form by the City Attorney and approval by the Los Angeles City Council; and

BE IT FURTHER RESOLVED that the Board further approved waiver of late fees totaling $87,885.54; and

BE IT FURTHER RESOLVED that the Board further approved transfer of not to exceed $1,750,000, for initial non-premise improvement costs to support concessions infrastructure in the Midfield Satellite Concourse, from WBS Element 1.12.19-700 (Midfield Satellite Concourse North) to WBS Element 1.21.17-700 (Non-Premises Improvements) per Board Resolution 27151; and

BE IT FURTHER RESOLVED that issuance of permits, leases, agreements, gate and space assignments, and renewals, amendments or extensions thereof, or other entitlements granting use of existing airport facilities or its operations is exempt from California Environmental Quality Act (CEQA) requirements pursuant to Article III, Class 1 (18)(c) of the Los Angeles City CEQA Guidelines; and

BE IT FURTHER RESOLVED that actions taken on this item by the Board of Airport Commissioners will become final pursuant to the provisions of Los Angeles City Charter Section 606.

o0o

I hereby certify that this Resolution No. 27208 is true and correct, as adopted by the Board of Airport Commissioners at its Regular Meeting held on Thursday, February 18, 2021.
/s/ Grace Miguel Grace Miguel ‒ Secretary BOARD OF AIRPORT COMMISSIONERS
Approved by Los Angeles City Council on April 7, 2021

SUBJECT:

Approval of the Sixth Amendment to Terminal Commercial Management Concession Agreement (LAA-8613) and Fourth Amendment to Terminal Commercial Management Concession Agreement (LAA-8640) with URW Airports, LLC at Los Angeles International Airport, approval to waive Late Fees, and approval of funds transfer for Non-Premise Improvements

Approve the Sixth Amendment to Terminal Commercial Management Concession Agreement (LAA-8613) and Fourth Amendment to Terminal Commercial Management Concession Agreement (LAA-8640) with URW Airports, LLC at Los Angeles International Airport; waive late fees totaling $87,885.54; and, transfer funds for Initial Non-Premise Improvement costs to support concessions infrastructure in the Midfield Satellite Concourse, in an amount not to exceed $1.75 Million.

RECOMMENDATIONS:

Management RECOMMENDS that the Board of Airport Commissioners:

1.	ADOPT the Staff Report.
2.	DETERMINE that this action is exempt from the California Environmental Quality Act (CEQA) pursuant to Article III, Class 1 (18)(c) of the Los Angeles City CEQA Guidelines.
3.	APPROVE the Sixth Amendment to LAA-8613 and Fourth Amendment to LAA-8640 to the Terminal Commercial Management Concession Agreements with URW Airports, LLC.

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4.	APPROVE the waiver of late fees totalling $87,885.54.
5.	APPROVE transfer of funds in an amount not to exceed $1.75 million for Initial Non-Premise Improvements required for the Midfield Satellite Concourse.
6.	FIND that these contracts are exempt from City Charter Sections 317(e)(10) and 732.
7.

AUTHORIZE the Chief Executive Officer to execute the Sixth Amendment to LAA-8613 and the Fourth Amendment to LAA-8640 for the Terminal Commercial Management Concession Agreements with URW Airports, LLC, upon approval as to form by the City Attorney and approval of the Los Angeles City Council.

DISCUSSION:

1.	Purpose

The proposed amendments to the Terminal Commercial Management Concession Agreements LAA-8613 and LAA-8640 will provide the ability to make changes to the concessions program managed by the Terminal Commercial Manager to better meet passenger needs and increase revenue to Los Angeles World Airports. The amendments will provide the Chief Executive Officer with authority to adjust premises to improve concession offerings and permit on-line preordering capabilities, which will allow guests to view and order concession offerings from their mobile devices. In addition, the amendment to Agreement LAA-8613 provides authority for up to [**] in Initial Non-Premise Improvements funding to support concession spaces in the Midfield Satellite Concourse.

2.	Prior Related Actions
●	January 23, 2012 – Board Resolution 24670

The Board of Airport Commissioners approved the award of Terminal Commercial Manager Concession Agreement No. LAA-8613 to Westfield Concession Management, LLC for a term of 17-years, comprised of a two-year development period and a 15-year operating period, that required Westfield to develop, lease and manage convenience retail, specialty retail, food and beverage and certain passenger services in Tom Bradley International Terminal (TBIT) and Terminal 2, plus an option to redevelop the Theme Building.

●	June 15, 2012 – Board Resolution 24819

The Board of Airport Commissioners approved the award of a Terminal Commercial Manager Concession Agreement No. LAA-8640 to Westfield Concession Management, LLC for a term of 17-years, comprised of a two-year development period and a 15-year operating period, that required Westfield Concession Management, LLC to develop, lease and manage convenience retail, specialty retail, food and beverage and certain passenger services in Terminals 1, 3 and 6.

●	January 15, 2015 – Board Resolution 25616

The Board of Airport Commissioners approved the First Amendment to Agreement No. LAA-8613 to extend the term for premises in TBIT by three years, Terminal 2 for six months, and remove the option to redevelop the Theme Building. On November 19,

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2015, Los Angeles World Airports consented to Terminal Commercial Manager’s name change from Westfield Concession Management, LLC to Westfield Airports, LLC.

●	April 21, 2016 – Board Resolution 25935

The Board of Airport Commissioners approved the First Amendment to Agreement No. LAA-8640 to extend the term for the premises in Terminal 1 for three years and Terminal 6 for one year and three months.

●	April 21, 2016 – Board Resolution 25936

The Board of Airport Commissioners approved the Second Amendment to Agreement No. LAA-8613 to extend the term for the premises in Terminal 2 for two years and six months, added the maintenance of Custom Architectural Features, and updated administrative terms.

●	October 5, 2017 – Board Resolution 26355

The Board of Airport Commissioners approved the Third Amendment to Agreement No. LAA-8613 to add up to 30,000 square feet of concession space in the Midfield Satellite Concourse to the Premises. On November 8, 2018, Los Angeles World Airports) consented to the Terminal Commercial Manager’s name change from Westfield Airports, LLC to URW Airports, LLC.

●	April 16, 2020 – Board Resolution 27003

The Board of Airport Commissioners approved a rent relief package for the period April to June 2020 that included waiver of the Minimum Annual Guarantee and deferral of percentage rent payments payable in six monthly installments beginning July 1, 2020.

●	April 30, 2020 – Board Resolution 27007

The Board of Airport Commissioners approved the first amendment to extend Chief Executive Officer Consent to Permitted Use for digital pilot program by one year plus a one-year extension option.

●	October 1, 2020 – Resolution 27118 (LAA-8647)

The Board of Airport Commissioners approved a Second Letter Agreement for a concessions relief program to abate and adjust the Minimum Annual Guarantee through June 30, 2021, and defer storage payments to January 2021, upon meeting of certain conditions for rent relief eligibility.

●	November 19, 2020 – Resolution 27151

The Board of Airport Commissioners approved transfer of funds previously approved and appropriated to the WBS Element 1.12.19-700 (Midfield Satellite Concourse North) to Commercial Development Division’s account to find alternate means to support the Tenant Program.

3.	Current Action

Since 2012, URW Airports, LLC has managed the food and beverage and retail concessions programs in Terminals 1,2,3,6, and the Tom Bradley International Terminal at Los Angeles International Airport, pursuant to two Terminal Commercial Management Concession Agreements (LAA-8613 and LAA-8640). URW Airports, LLC’s responsibilities as the Terminal Commercial Manager include developing, leasing, and managing concession

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operations in these facilities. The Terminal Commercial Manager manages a combination of 134 food and beverage and retail concessions, spread out over 122,000 square feet at Los Angeles International Airport. In calendar year 2019, the Terminal Commercial Management Agreement paid Los Angeles World Airports approximately [**] in revenue.

Over the past eight years, Los Angeles World Airports and URW Airports, LLC staff have worked to improve the concession program and revenue opportunities at Los Angeles International Airport. Several opportunities have been identified to improve the functionality of the program that require amendments to the Terminal Commercial Management Concession Agreements. As described below, the proposed amendments will improve the Terminal Commercial Manager’s ability to adjust the concession programs, with the Los Angeles World Airports Chief Executive Officer’s consent, to meet passenger needs and increase revenue to Los Angeles World Airports, without having to bring an amendment to the Board of Airport Commissioners for each minor adjustment.

Concession Areas:

The proposed amendments will streamline the steps required to customize program offerings by authorizing the Chief Executive Officer to adjust short-term and long-term concession premises within the concession areas delineated in the Terminal Commercial Management Concession Agreements LAA-8613 and LAA-8640. The current process requires both the Board of Airport Commissioners and Los Angeles City Council approve changes to the premises. Allowing the Chief Executive Officer to approve these adjustments will allow Los Angeles World Airports to improve speed to market and allow the concession offerings to be more responsive to terminal operational requirements and guest demands.

Short term agreements of one year or less present an efficient way to introduce new, trendy concepts, and is designed to support small and emerging businesses that may not have sufficient funds to invest in long term infrastructure needs typical for airport concessions. Short term leases will provide turnkey space that will allow new small business vendors with a means to begin operations, without expensive space buildouts. The ability to quickly identify and secure concession spaces will enhance the ability to capture trends and maintain concepts that are fresh and up to date.

Midfield Satellite Concourse Development – Non-Premises Improvements:

On October 2017, Terminal Commercial Management Concession Agreement LAA-8613 was amended to add the Midfield Satellite Concourse to the agreement. As part of this amendment, it was agreed that URW Airports, LLC did not require any funding for Non-Premises Improvements based on the infrastructure development capability of the Turner | PCL, a Joint Venture, design-build contract (DA-4971) and the embedded Tenant Program Allowance funds reserved for future commercial development.

However, due to the protracted development schedule of tenant space within the Midfield Satellite Concourse due to COVID-19, the Turner | PCL Joint Venture was unable to perform this work within the project schedule, so Los Angeles World Airports transferred [**] in unused Tenant Program Allowance funds from DA-4971 to a segregated account for future use by the Los Angeles World Airports Commercial Development Division (Board Resolution No. 27151 approved on November 19, 2020).

The proposed amendment to Terminal Commercial Management Concession Agreement LAA-8613 will provide Los Angeles World Airports with the ability to engage URW Airports, LLC to deliver certain infrastructure improvements in accordance with the Non-Premises

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Improvement provisions of the Terminal Commercial Management Concession Agreement, subject to Board authorization.

As part of this Board action, staff is requesting the transfer of [**] to perform Non-Premises Improvements to support the infrastructure development of concessions storage space in the Midfield Satellite Concourse, including ancillary Non-Premises Improvements related to Midfield Satellite Concourse concessions activation and infrastructure. Staff requests authority to acquire up to [**] in Non-Premises Improvements through cash payments in lieu of rent credits, to eliminate the accrued interest expense and reduction in net asset value. This [**] will be drawn from the [**] in unused Tenant Program Allowance funds that was transferred from the Midfield Satellite Concourse project per the above.

Online Ordering:

In 2018, Los Angeles World Airports initiated a digital pilot program in collaboration with URW Airports, LLC, to assess the impact of digitizing the shopping and dining experience. This pilot was very successful and expanded to the OrderNow (formerly Shop and Dine) application that currently is helping to provide touchless and contactless concessions during the COVID-19 pandemic. Based on results and success of this pilot program, Los Angeles World Airports recommends that URW Airports, LLC contract be expanded to include digital concessions management for URW Airport, LLC managed terminals at Los Angeles International Airport, upon expiration of the Digital Pilot Program.

The proposed amendments to Terminal Commercial Management Concession Agreements LAA-8613 and LAA-8640 will expand the Terminal Commercial Manager’s scope to include operation of a digital market place to allow guests to view and order concession offerings in Terminal Commercial Manager managed terminals on-line through their smart devices. The digital marketplace also provides cost efficiencies for development and maintenance of the digital program, as well as ensures a consistent standard of service. This also will provide a base for future expansion of a digital program through a separate Los Angeles World Airports competitive solicitation for a new vendor to offer in all terminals for airport wide offerings.

Lease Amendment Overview:

The proposed amendments will align the expiration dates of Terminal Commercial Management Concession Agreements LAA-8613 and LAA-8640 for consistency and better long-term planning as shown in the table below. All other terms of the Terminal Commercial Management Concession Agreements LAA-8613 and LAA-8640 remain unchanged.

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LAA-8613	Current Terms	Proposed Terms
Term: Commencement Expiration	March 1, 2012 January 31, 2032	No Change – March 1, 2012 January 31, 2034
Premises: (Concession space units)	Total: Up to 99,672 SF Existing (69,672 SF) plus Midfield Satellite Concourse (up to 30,000 SF)	No Change

LAA-8640	Current Terms	Proposed Terms
Term: Commencement Expiration	June 22, 2012 T1: June 30, 2034 T3: June 30, 2031 T6: September 30, 2032	No Change – June 22, 2012 T1: No Change T3: June 30, 2034 T6: June 30, 2034
Premises: (Concession space units)	Total: Up to 69,970 SF	No Change

Sole Source Determination:

Los Angeles World Airports determined that a solicitation resulting in the adjustment of premise spaces, use of non-premise space within a Terminal Commercial Manager Area, and digitization of the concessions program mobile ordering platform is not reasonably practicable and compatible with the City’s interest and found that the use of competitive bidding would be undesirable and impractical, consistent with Los Angeles City Charter Sections 371(e)(10) and 372. Streamlining the administrative process and reducing the time required to adjust concession spaces in the terminals will enhance Los Angeles World Airports’ ability to quickly provide the best concession offerings, maximize revenue, and support guest needs. A solicitation process is both time consuming and requires increased staff resources that can be more efficiently used to perform higher revenue generating priorities. The digitization of the URW Airports, LLC concessions program allows Los Angeles World Airports to analyze the impacts of an airport wide program prior to solicitation and full-scale implementation. URW Airports, LLC resources and current Unit Concession Agreement terms allowed for a quick deployment of digital shop and dine options made necessary during the pandemic to further low touch commerce initiatives.

Late Fee Waiver:

In addition to the proposed amendments described above, Los Angeles World Airports staff also requests approval to waive late fess that were imposed pursuant to Terminal Commercial Management Concession Agreement LAA-8613. [**]

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[**]

How this action advances a specific strategic plan goal and objective

This action advances this strategic goal and objective: Sustain a Strong Business: Diversify and grow revenue sources, and manage costs. The amendments to the concession agreements will maximize revenue and improve passenger services. The timely adjustment of concession spaces will allow staff to efficiently provide up to date offerings and will support small business operators. The administrative efficiencies will reduce staffing and operational costs. The digital enhancements will allow Los Angeles World Airports to customize and improve its marketing program.

Action Requested

Staff requests the Board of Airport Commissioners: approve and authorize the Chief Executive Officer to execute the Sixth Amendment to Terminal Commercial Management Concession Agreement LAA-8613 and Fourth Amendment to Terminal Commercial Management Concession Agreement LAA-8640, upon approval as to form by the City Attorney and approval of the Los Angeles City Council; [**] approve funds transfer in an amount not to exceed [**] for Non-Premise Improvements required for the Midfield Satellite Concourse; and, find that these concession agreements are exempt from City Charter Sections 371(e)(10) and 372.

Fiscal Impact

[**]

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4.	Alternatives Considered
●	Take No Action

Taking no action will result in staff’s inability to improve the concessions program managed by URW Airports, LLC to maximize revenue and efficiently address guest needs by timely adjustment of concession spaces, increased opportunities for small business operators, and enhancement of digital offerings.

APPROPRIATIONS:

Staff requests that funds in the not-to-exceed amount of [**] for the reimbursement of Non-Premises Improvements fees be transferred from WBS Element 1.12.19-700 (Midfield Satellite Concourse North) to WBS Element 1.21.17-700 (Non-Premises Improvements) per Board Resolution 27151.

STANDARD PROVISIONS:

1.

The issuance of permits, leases, agreements, gate and space assignments, and renewals, amendments or extensions thereof, or other entitlements granting use of existing airport facilities or its operations is exempt from California Environmental Quality Act (CEQA) requirements pursuant to Article III, Class 1 (18) (c) of the Los Angeles City CEQA Guidelines.

2.	This proposed document(s) is/are subject to approval as to form by the City Attorney.
3.	Actions taken on this item by the Board of Airport Commissioners will become final pursuant to the provisions of Los Angeles City Charter Section 606.
4.	URW Airports, LLC is required by contract to comply with the provisions of the Living Wage Ordinance.
5.

(LAA-8613) Procurement Services Division has reviewed this action (File No. 5124) and established the following ACDBE goals: Food/Beverage - 25%; Retail - 20%. URW Airports, LLC proposed 25% ACDBE participation for Food/Beverage and 20% ACDBE participation for Retail. URW Airports, LLC has achieved 29.3% ACDBE participation for Food/Beverage and 29.6% ACDBE participation for Retail, to date.

(LAA-8640) Procurement Services reviewed this action (File No. 5163) and established the following Airport Concessions Disadvantaged Business Enterprise Program (ACDBE) participation goals: Food/Beverage - 25%; Retail - 20%. URW Airports, LLC proposed 25% ACDBE participation for Food/Beverage and 20% ACDBE participation for Retail. URW Airports, LLC has achieved 32.4% ACDBE participation for Food/Beverage and 25.7% ACDBE participation for Retail, to date.

6.	URW Airports, LLC is required by contract to comply with the provisions of the Affirmative Action Program.
7.	URW Airports, LLC has been assigned Business Tax Registration Certificate number 0002573628-0001-4.

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8.	URW Airports, LLC is required by contract to comply with the provisions of the Child Support Obligations Ordinance.
9.	URW Airports, LLC has approved insurance documents, in the terms and amounts required, on file with the Los Angeles World Airports.
10.	Pursuant to Charter Section 104 (g) staff determined that airport concession agreements are exempt from the provisions of Charter Section 1022 (Use of Independent Contractor).
11.	URW Airports, LLC must submit the Contractor Responsibility Program Pledge of Compliance and will comply with the provisions of the Contractor Responsibility Program.
12.	URW Airports, LLC must be determined by Public Works, Office of Contract Compliance to be in compliance with the provisions of the Equal Benefits Ordinance, prior to execution of Contract Amendment.
13.	URW Airports, LLC is required by contract to comply with the provisions of the First Source Hiring Program for all non-trade Airport jobs.
14.	URW Airports, LLC must submit the Bidder Contributions CEC Form 55 and will comply with its provisions.
15.	URW Airports, LLC has submitted a signed Labor Peace Agreement and will comply with its provisions.

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Board File No. LAA-8640D

FOURTH AMENDMENT TO LOS ANGELES INTERNATIONAL AIRPORT TERMINAL COMMERCIAL MANAGEMENT CONCESSION AGREEMENT FOR TERMINALS 1, 3 AND 6 AT LOS ANGELES INTERNATIONAL AIRPORT BETWEEN THE CITY OF LOS ANGELES AND URW AIRPORTS, LLC

This Fourth Amendment to the Los Angeles International Airport Terminal Commercial Management Concession Agreement for Terminals 1, 3 and 6 at Los Angeles International Airport, between the City of Los Angeles and URW Airports, LLC (f/k/a Westfield Airports, LLC) (“Fourth Amendment”), is made and entered into this 30 day of April 2021, (“Effective Date of Fourth Amendment”), at Los Angeles, California by and between THE CITY OF LOS ANGELES DEPARTMENT OF AIRPORTS, a municipal corporation (hereinafter referred to as “City”), acting by order of and through its Board of Airport Commissioners (hereinafter referred to as “Board”) and URW AIRPORTS, LLC (“URW” or “TCM”), a Delaware limited liability company, concerning the amendment of the Los Angeles International Airport Terminal Commercial Management Concession Agreement for Terminals 1, 3 and 6, LAA-8640, dated June 22, 2012, between the City and TCM.

RECITALS

WHEREAS, on June 22, 2012, City and URW entered into the Los Angeles International Airport Terminal Commercial Management Concession Agreement for Terminals 1, 3 and 6, LAA-8640 (as amended, the “Agreement”); and

WHEREAS, URW currently occupies space in Terminals 1, 3 and 6 pursuant to the Agreement; and

WHEREAS, a First Amendment to the Agreement was entered into on June 9, 2016 (“First Amendment”); and

WHEREAS, City and URW amended the Agreement by executing a letter dated April 22, 2020 regarding temporary rent relief due to COVID-19 (“Second Amendment”);

WHEREAS, City and URW amended the Agreement by that letter dated September 30, 2020 regarding temporary rent relief due to COVID-19 (“Third Amendment”);

WHEREAS, on May 8, 2019 City and URW entered into a “Chief Executive Officer Consent to Permitted Uses” pursuant to Sections 3.4, 3.4.1 and 3.12 of the Agreement, which was amended on October 23, 2020; and

WHEREAS, pursuant to a merger of Westfield America Inc., a Missouri corporation, with and into URW WEA, LLC, a Delaware limited liability company, URW WEA, LLC became legally liable and responsible for all of the liabilities and obligations of Westfield America, Inc., guarantor for the Agreement, by operation of law; and

WHEREAS, the parties hereto desire to amend said Agreement,

NOW, THEREFORE, the parties hereto, for and in consideration of the terms, covenants and conditions hereinafter contained to be kept and performed by the respective parties hereto, do mutually agree that the Agreement, BE AMENDED AS FOLLOWS:

Amendment Section 1.Section 1.2.1, “TCM Proposals for Additional Concession Space” of the Agreement is hereby consolidated and amended and restated to read in their entirety as follows:

1.2.1TCM Proposals for Additional Concession Space. During the Primary Term of this Agreement, TCM may submit written proposals to the Chief Executive Officer from time to time thereafter requesting that City consider making available to TCM unoccupied or otherwise unreserved space within any Facility for incorporation as a Unit into the Premises under this Agreement as additional concession space for a specific proposed Permitted Use (a “TCM Additional Space Proposal”).1 City shall be under no obligation to consider any such TCM Additional Space Proposal; provided, however, in the event that City decides (in the Chief Executive Officer’s sole discretion) to thereafter make such space identified in such TCM Additional Space Proposal available for the specific Permitted Use identified in such TCM Additional Space Proposal, then City agrees to give TCM written notice of City’s intent to so make such additional concession space available for such purpose. Such written notice by City will define and specify such additional concession space and set forth any additional terms and conditions being proposed by the Chief Executive Officer with respect to the addition of such concession space as a part of the Premises under this Agreement. Following receipt of such written notice, TCM and the Chief Executive Officer shall negotiate in good faith for a period of sixty (60) days to attempt to reach mutually agreeable terms and conditions with respect to such additional concession space. Such 60-day negotiation period may be extended by the Chief Executive Officer in his or her sole discretion. Any agreement regarding such additional concession space to the Premises shall be memorialized in writing, such as by a letter agreement or similar agreement reflecting the addition of any Unit, executed by both parties and approved as to form by City Attorney, which shall reflect the proportionally adjusted Base Rent and incorporate therein the applicable amended exhibit. In the event that TCM and the Chief Executive Officer are unable to reach mutually agreeable terms and conditions within such negotiation period, then TCM shall have no right to such additional concession space, and City shall be free to offer such additional concession space to other concessionaires on such terms and conditions as the Chief Executive Officer deems appropriate or to otherwise use such additional concession space for other purposes as the Chief Executive Officer deems appropriate. TCM acknowledges that the foregoing right to first negotiation set forth in this Section 1.2.2 applies only to the specific additional concession space and the specific Permitted Use that has been previously proposed by TCM in a written TCM Additional Space Proposal submitted to City. Nothing in this Section 1.2.2 shall be construed to require City to negotiate with TCM or otherwise make available to TCM any additional concession space within any Area or elsewhere in the Facilities that is not the subject of a TCM Additional Space Proposal or that is beyond the permitted scope of a TCM Additional Space Proposal, and TCM acknowledges that City may contract directly with present and future concessionaires for such concession space within the Area or Facilities without negotiating with or otherwise offering

1 The “Chief Executive Officer” is the same as the “Executive Director” for purposes of the Agreement.

such concession space to TCM. Without limiting the generality of the foregoing sentence, nothing in this Section 1.2.2 or in any other provision of this Agreement shall be construed to require City to negotiate with TCM or otherwise make available to TCM any additional concession space within any Area or elsewhere in the Facilities that is being made available by City for use as an Airport-wide Concession, and TCM acknowledges that City may contract directly with present and future Airport-wide Concessionaires for concession space within the Facilities without negotiating with or otherwise offering such concession space to TCM.

Amendment Section 2.   The Agreement is hereby amended to add the following section 1.2.2.

1.2.2   Short-Term Concession Space - Sections 1.2.1 of the Agreement does not apply to Short-Term Concession Space, as defined and addressed in Section 3.2.2.

Amendment Section 3.   Sections 2.1 and 2.2 of the Agreement are amended as follows:

Amendment Section 3.1.   Section 2.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

“2.1   Premises; Units; TCM Common Areas; TCM Storage Premises. The premises which are the subject of this Agreement are those premises (the “Premises”) that are delineated and approved by the Chief Executive Officer in a DIP Approval for an Area and delivered by City to TCM pursuant to a Delivery Notice issued by the Chief Executive Officer as provided in Article I above. No potential Premises location shall be considered a part of the Premises, unless and until such potential Premises location is delineated and approved by the Chief Executive Officer in a DIP Approval for an Area and turned over to TCM pursuant to a Delivery Notice issued by the Chief Executive Officer as provided in Article I above. Such exhibits will be amended by the CEO in accordance with exhibits approved in the DIP Approvals._The Premises will consist of Units, TCM Common Areas, and TCM Storage Premises (all as defined below). For purposes of this Agreement, the term “Unit(s)” means the individual concession spaces within the Premises as delineated in the DIP Approvals. Attached as Exhibit R are the Premises for concession spaces that have been approved by the Chief Executive Officer. Such exhibits will be amended by the CEO in accordance with exhibits approved in the DIP Approvals. For purposes of this Agreement, the term “TCM Common Area(s)” means areas located within the Premises as delineated in the DIP Approvals as common use areas for the general use and convenience of airline passengers and other users of the Facility in which the TCM Common Areas are located, such as food court seating areas and children’s play areas. For purposes of this Agreement, the term “TCM Storage Premises” means areas located within the Premises as delineated in the DIP Approvals as premises for the storage of equipment, inventory or supplies or for office space (if any). For avoidance of doubt, the parties acknowledge that areas within Units used for storage or office use are not TCM Storage Premises, but rather are considered a part of such Units.”

Amendment Section 3.2.   Section 2.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

“2.2   Primary Term. For purposes of this Agreement, the term “Primary Term” shall mean the period of time that TCM shall operate the Premises as the terminal commercial manager hereunder, which period shall commence for any given portion of the Premises a on the Delivery Date for such portion of the Premises and any associated Storage Space within Terminal 1, Terminal 3, and Terminal 6, and shall end as to all portions of the Premises on the Expiration Date (unless the term of this Agreement is sooner terminated in accordance with the provisions of this Agreement). For purposes of this Agreement, the term “Expiration Date” shall mean June 30, 2034. No delay in the processing of any Definitive Improvement Plan or delay in the Delivery Date of any portion of the Premises shall extend the Expiration Date. TCM acknowledges and agrees that TCM has absolutely no rights under this Agreement to extend the Primary Term.”

Amendment Section 3.3.   Section 2.2.1 of the Agreement is hereby deleted in its entirety.

Amendment Section 4.   Section 3.2 (d) of the Agreement is hereby amended and restated to read in its entirety as follows:

(d)   The plan for the marketing of concession opportunities and for the selection of Concessionaires to ensure an open, competitive selection process that provides opportunities for ACDBEs.

Amendment Section 5.   The Agreement is hereby amended to add the following to Section 3.2:

(k)   Subject to the Laws, TCM shall endeavor to establish a financial program to promote opportunities for small businesses in need of financial assistance to do business in the Airport. The program structure will be mutually agreed upon by the parties, but will likely consist of providing monies to qualifying concessionaires or entering into payment plans for certain monies due to TCM, to assist with the initial buildout of their respective premises, which amounts will be paid back by such concessionaires to TCM over the term of their respective UCAs, along with the applicable interest.

(l)   The plan for the pilot program under the “Chief Executive Officer Consent to Permitted Uses” (“Pilot Program”), entered into on May 8, 2019, as amended.

(m)   The plan for such Pilot Program for the food & beverage and retail concessions, and any other services under the Agreement. TCM shall not implement such a plan without a prior written agreement between the City and TCM.

(n)   The plan for Short-Term Concession Space (concession spaces within the Area or Facility with a term of no more than twenty-four (24) consecutive months and a space of no more than three hundred (300) square feet).

Amendment Section 6.   The following is hereby added as Section 3.2.2 to the Agreement:

3.2.2 Short-Term Concession Space. In order to elevate the passenger experience and ensure continued services to the traveling public during the term of this Agreement, the Chief

Executive Officer may (but shall have no obligation) to consider making available to TCM certain unoccupied or otherwise unreserved space located within any Area or the Facility for a term of no more than twenty-four (24) consecutive months and with a maximum square footage of three-hundred (300) square feet for each such space (“Short-Term Concession Space”); and to permit TCM to enter into a Unit Concession Agreement with a concessionaire regarding such space (“Short-Term UCA”). For purposes of this Section, each Short-Term Concession Space consists of only one Unit.

3.2.2.1   Procedure, Written Request by TCM and Approval by the Chief Executive Officer. Prior to executing a Short-Term UCA, TCM shall submit a written request to the Chief Executive Officer, requesting that the City consider making available to TCM unoccupied or otherwise unreserved space within any Area or the Facility for incorporation as a Unit into the Premises under this Agreement as additional concession space for the approved term of the Short-Term Concession Space. The written request by TCM shall include the proposed Permitted Use, the total square footage, the concept of the concession that will occupy the space, the length of the agreement between the TCM and concessionaire, a description of the method used to select the concessionaire and any other information required by the Chief Executive Officer. Any agreement regarding such Short-Term Concession Space between TCM and the City shall be memorialized by written agreement, such as a letter agreement or similar agreement, executed by both parties and approved as to form by City Attorney, which shall reflect the addition of the Short-term Concession Space and additional information, including but not limited to, rent and the term thereof, and incorporate therein the applicable amended exhibit.

(a)     In the event TCM brings utilities or other supporting infrastructure to approved Short-Term Concession Space, at the discretion of the City, (i) the City shall acquire improvements from TCM in accordance with the terms of the Agreement or through a separate reimbursement agreement that may require Board and/or City Council approval; or (ii) the funding required to bring said utilities or other supporting infrastructure shall be considered investment in Premises Improvements for purposes of the Mid-Term Refurbishment. Any and all costs allocated to the Mid-Term Refurbishment are subject to the prior written approval of the Chief Executive Officer. City shall have all rights to the ownership of the permanent improvements or supporting infrastructure within any Short-Term Concession Space in accordance with Section 7.16 (Ownership of Improvements). TCM shall be responsible for the removal of personal property from Short-Term Concession Space unless City requests otherwise in writing.

(b)     TCM shall include all revenue from Short-Term Concession Space as TCM Revenues (as defined in the Agreement).

(c)     The terms applicable to the Premises under this Agreement are applicable to the Short-Term Concession Space, except as otherwise provided in this Section 3.2.2 or elsewhere in the Agreement, and except as follows:

(i)	Section 1.1 (“TCM’s Obligations During Pre-Term Development Phase”) and any other sections or provisions applicable to such TCM’s Obligations During Pre-Term Development Phase;
(ii)	Section 1.11 (“High Priority Area Late Performance Fees”) and any other sections or provisions applicable to such High Priority Area Late Performance Fees;
(iii)	Section 3.14 (“Storage Space”) and any other sections or provisions applicable to such Storage Space;
(iv)	Section 7.6 (“Mid-Term Refurbishment”) and any other sections or provisions applicable to such Mid-Term Refurbishment; and
(v)	Article IX (“Termination for Convenience”) and any other sections or provisions applicable such Termination for Convenience.

3.2.2.2Short-Term UCA. The Short-Term UCAs may be entered into in accordance with goals outlined in the Business and Operation Plan and the selection of concessionaires shall be made through a process for Concessionaire selection described in the Business Operations Plan referenced in Section 3.2 (d) of this Agreement and submitted by TCM for such Short-Term Concession Space. Each and every Short-Term UCA is subject to the prior written approval of the Chief Executive Officer (“Consent to Short-Term UCA”), prior to its execution by TCM. The specific Permitted Use (as defined in Section 3.4 of the Agreement) for each Unit within the Premises is subject to the written approval of the Chief Executive Officer, such approval not to be unreasonably withheld, conditioned or delayed. The process for obtaining such approvals is to be set forth in the Business and Operations Plan and under Section 3.2.2.1 of the Agreement. Promptly following the Effective Date of Fourth Amendment, TCM shall develop the form of Short-Term UCA and submit such form the Chief Executive Officer for review and approval. Any changes to the form of Short-Term UCA shall also be subject to the Chief Executive Officer’s review and approval, and the Chief Executive Officer may require reasonable changes to such form from time to time during the term of this Agreement. Unless otherwise provided in this Section 3.2.2, the provisions applicable to Unit Concession Agreements under Section 3.3 are applicable to a Short-Term UCA, except for the following: 3.3.5, 3.3.6 and 3.3.7.

3.2.2.3Term of Short-Term UCA; City’s Right to Terminate and Termination or Expiration.

(a)     No Short-Term UCA shall exceed the term or square footage of the specific Short-Term Concession Space provided to TCM by City. In any case, no Short-Term UCA may go beyond the expiration date specified in the Agreement for the specific terminal in which the Short-Term Concession space is located.

(b)     All Short-Term UCAs shall be subject and subordinate to the rights of City under this Agreement.

(c)     The City has the right to terminate any Short-Term Concession Space or Short-Term UCA, at any time, and for any reason, prior to the expiration of the term for such Short-Term Concession Space or Short-Term UCA upon sixty (60) days’ prior written notice to TCM. TCM understands and agrees, and shall cause its Concessionaires, to vacate such Short-Term Concession Space no later than the termination date. TCM further understands and agrees that neither TCM nor a Concessionaire has any right to occupy such Short-Term Concession Space beyond the termination date and that the City has the right to take immediate possession of such space upon the termination date, whether or not such space is with a Concessionaire under a Short-Term UCA.

(d)     The early termination or expiration of the Short-Term Concession Space to TCM shall automatically terminate any Short-Term UCA and Consent to Short-Term UCA (as defined in this section) on the date of such termination or expiration.

(e)     No Concessionaire shall assign or otherwise transfer all or any of its interest under a Short-Term UCA, without the Chief Executive Officer’s prior written consent.

(f)     TCM shall include the provisions of this Section 3.2.2.3 in the Short-Term UCA.

Amendment Section 7.     The Agreement is hereby amended to add the following section – 3.2.3:

3.2.3     City Events. The parties acknowledge and agree that, from time to time, City will host certain global or nationwide events, including but not limited to the World Cup for soccer, and City has or may enter into agreements in connection therewith that affect the concessions at the Airport, provided that if any City Event has a material adverse impact on TCM’s rights under the Agreement (including TCM’s right to collect TCM Revenue’s from Concessionaires thereunder), then upon TCM’s written notice to City, TCM and City shall engage in good faith negotiations to address those impacts.

Amendment Section 8.     Section 4.1.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

4.1.2     [**]

[**]

Amendment Section 9.     [**]

Amendment Section 10.     [**]

4.1.2.3     [**]

Amendment Section 11.     Section 5.11.1 of the Agreement is hereby amended to add the following as the last sentence to the section:

TCM acknowledges that “Laws” includes the California Consumer Privacy Act, as amended, or as may be hereafter be modified, amended or supplemented, and that such acknowledgement does not in any way limit the inclusion of any and all other Laws and the application of such Laws to TCM and TCM Parties.

Amendment Section 12.     Section 6.1 of the Agreement is hereby amended and restated to read in their entirety as follows, but such amendment and restatement in no way limits, amends or excuses the continuing obligations of TCM and TCM Parties under Section 5.11 (“Compliance with Laws”) to fully and faithfully observe and comply with all present and future Laws:

6.1     Compliance with Department of Transportation (DOT). This Agreement is subject to the requirements of the U.S. Department of Transportation’s regulations, 49 CFR Part 23. TCM agrees that it will not discriminate against any business owner because of the owner’s race, color, national origin, or sex in connection with the award or performance of this Agreement, any concession agreement, management contract, or subcontract, purchase or lease agreement, or other agreement covered by 49 CFR Part 23. TCM agrees to include the above statements in any subsequent concession agreement or contract covered by 49 CFR part 23, that it enters and cause those businesses to similarly include the statements in further agreements.

City has established an Airport Concession Disadvantaged Business Enterprise Program in accordance with regulations of the U.S. Department of Transportation, 49 CFR, Part 23 (“ACDBE Rules”). Additionally, City strictly prohibits all unlawful discrimination and preferential treatment in contracting, subcontracting and purchasing under this Agreement (“Non-Discrimination Policy”). TCM shall comply with 49 Code of Federal Regulations, Part 23, ACDBE Rules and the Non-Discrimination Policy, as amended from time to time, and shall not discriminate against any business owner because of the owner’s race, color, national origin, or sex in connection with its performance under this Agreement or in contracting, sub-contracting or purchasing in connection with this Agreement. TCM shall cooperate with City in City’s program of recruiting, training, providing technical assistance and holding workshops to ensure that contracting, subcontracting and purchasing opportunities available under this Agreement are accessible and available to all qualified businesses owners, including “Airport Concession Disadvantaged Business Enterprises” (“ACDBEs”) as defined in the ACDBE Rules. In order to provide a fair opportunity for ACDBE participation, TCM shall make good faith efforts, within the meaning of the ACDBE Rules, to provide for a level of ACDBE participation in the concession operations (based on commercially useful function and distinct, clearly defined portion of the work) by Concessionaires contemplated by this Agreement equal to or greater than twenty percent (20%) for retail and service concessions and twenty five percent (25%) for food and beverage concessions. ACDBE participation will be calculated in accordance with the U.S. Department of Transportation’s ACBDE regulation, 49 CFR § 23.55. Failure to comply with the ACDBE Rules, Non-Discrimination Policy or 49 CFR Parts 23 and 26, referenced herein, shall constitute a material breach of this Agreement.

Amendment Section 13.     Sections 6.2 and 6.3 of the Agreement are hereby amended and restated to read in their entirety as follows, but such amendment and restatement in no way limits, amends or excuses the continuing obligations of TCM and TCM Parties under Section 5.11 (“Compliance with Laws”) to fully and faithfully observe and comply with all present and future Laws:

6.2     Substitutions/Terminations/Additions. If specific ACDBEs are listed to perform the work and supply the materials, TCM shall utilize the specific ACDBEs listed on the Subcontractor Participation Plan to perform the work and supply the materials for which each is listed (“Listed ACDBE”). If a substitution or termination of any Listed ACDBE becomes necessary, TCM shall comply with all requirements of the ACDBE Rules and 49 CFR Part 26.53(f) and (g), including without limitation, performing good faith efforts to find another ACDBE subconcessionaire to substitute for the original ACDBE and obtaining written approval from the ACDBE Liaison Officer or designee (collectively (“ACDBELO”) prior to such substitution or termination, and TCM will obtain written approval for any addition of an ACDBE. If a Listed ACDBE is terminated without the prior required consent, TCM shall not be entitled to any payment for work or material unless it is performed or supplied by the listed ACDBE. Further, if an ACDBE is terminated pursuant to this provision and 49 CFR Part 26.53(f) and (g), or fails to complete its contract for any reason, then TCM shall provide the ACDBELO with evidence satisfactory to the ACDBELO that TCM has made good faith efforts to substitute the terminated ACDBE with another ACDBE. If TCM fails to make good faith efforts, as determined by the ACDBELO, City shall have the right to cancel or terminate this Agreement in its entirety and all rights ensuing therefrom upon giving thirty (30) days written notice to TCM.

6.3     Monthly Report. In order to assure compliance with the Non-Discrimination Policy and the federal requirements for the ACDBE Program, TCM shall submit, on a monthly basis, Subcontractor Utilization Form listing the ACDBE and non-ACDBE subconcessionaires, including the gross receipts related to ACDBE and non-ACDBE participations and/or perform a data entry submission into the Business Diversity Compliance Management System (also known as B2GNOW) or other reporting method and business enterprise compliance monitoring system selected by City along with its monthly gross revenue report to City. TCM shall submit monthly reports in the format, as described above or as required by the CEO and such other information as may be requested by the CEO to ensure compliance with the ACDBE Rules.

Amendment Section 14.     The Agreement is hereby amended to add the following Section 6.4:

6.4     Compliance and Remedy. TCM shall carry out applicable requirements of 49 CFR Part 23 in the award and administration of agreements covered by Part 23. Failure by the TCM to carry out these requirements is a material breach of this Agreement, which may result in the termination of this Agreement or such other remedy as the City deems appropriate and as may be provided in the ACDBE Rules, which may include but is not limited to: (a) withholding monthly progress payments; (b) assessing sanctions; (c) liquidated damages; and/or (d) disqualifying the TCM from future bidding as non-responsible.

Amendment Section 15.     The Agreement is hereby amended to add the following Section 7.6.3:

7.6.3      Content of Mid-Term Refurbishment. As part of the “Mid-Term Refurbishment”, TCM may include, without limitation, investment in Non-Premises Improvements and Premises Improvements, digital initiatives and service enhancements in the “Mid-Term Refurbishment Plan” for consideration by the City.

Amendment Section 16.     Section 7.12 of the Agreement is hereby amended and restated to read in its entirety as follows:

“7.12 Improvement Payment and Performance Bond. In connection with the Initial Non-Premises Improvements, TCM Initial Premises Improvements, the Mid-Term Refurbishment and any other Alterations by TCM, TCM shall furnish, at its sole cost and expense, payment and performance bonds in the principal sum of the amount of the work of improvement proposed by TCM. In connection with the Concessionaire Initial Premises Improvements, the Mid-Term Refurbishment and any other Alterations by Concessionaires, TCM shall cause its Concessionaires to furnish, at their respective sole cost and expense, payment and performance bonds in the principal sum of the amount of the work of improvement proposed by each such Concessionaire. TCM shall comply with (and shall cause its Concessionaires to comply with) the provisions of California Civil Code Sections 3235 to 3242 or Section 3247 to 3252, as applicable to any such bond, by filing the original contract and any modifications thereto in the office of the Los Angeles County Recorder, together with the bond specified therein, and a conformed copy of such bond, filed for record as aforesaid, shall be furnished by TCM or its Concessionaires to City. If such work is being performed pursuant to a DIP Approval or a CIP Approval, TCM shall furnish such payment and performance bonds no later than the date set forth in the DIP Approval or the CIP Approval, as the case may be. If such work is not being performed pursuant to a DIP Approval or a CIP Approval or if no time is specified in the DIP Approval or the CIP Approval, such payment and performance bonds shall be furnished no later than ten (10) days prior to the commencement of such work. The payment and performance bonds shall be in substantially the same form as that of Exhibit F attached hereto (or such other form as may be reasonably prescribed from time to time by the City Attorney), be issued by a surety company satisfactory to Executive Director, and authorized and licensed to transact business in the State of California and be for the full amount stated above with the City of Los Angeles, Department of Airports, as obligee, and shall guarantee the full, faithful and satisfactory payment and performance by TCM or its Concessionaires, as the case may be, of their respective obligations to construct and install the aforementioned improvements, and shall guarantee the payment for all materials, provisions, supplies, and equipment used in, on, for, or about the performance of TCM’s (or its Concessionaires’) works of improvement or labor done thereon of any kind, and shall protect City from any liability, losses, or damages arising therefrom.”

Amendment Section 17.     The Agreement is hereby amended to add the following as the second and last paragraphs in Section 13.2:

In addition to (and not in lieu of) any indemnification and other protective provisions for the benefit of City set forth in the Agreement, TCM shall defend, indemnify and hold harmless City and City Agents from and against any and all Claims arising out of or in connection with the UCA and/or Short-Term UCA, except to the extent that any such Claims are due to the sole negligence or intentional misconduct of City or any City Agents. Without limiting the generality of the foregoing, TCM agrees to protect, defend in any and all courts and regulatory authorities in the world, indemnify, keep and hold harmless City and City Agents from and against any and all Claims arising out of (1) any threatened, alleged or actual claim that the end product and services provided by TCM or the TCM Parties violates any patent, copyright, trademark, trade secret, know-how, proprietary right, other forms of intellectual property right, moral right, right of publicity, privacy, or any other rights of any third party anywhere in the world; and (2) any breach in cyber security and data privacy related to the Agreement, Unit Concession Agreement and Short-Term UCA, irrespective of intent, however the breach takes place, whoever causes the breach, and wherever the breach originates from in the universe. TCM agrees to, and shall, pay all damages, settlements, expenses and costs, including remedial costs (e.g., ID theft monitoring expenses) to assist injured City users, costs of investigation, court costs and attorney’s fees, and all other costs and damages sustained or incurred by City arising out of, or relating to, the matters set forth above. To the extent that there is a conflict between the provisions herein and the provisions in the “Chief Executive Officer Consent to Permitted Uses, LAA-8613 and LAA-8640” (“CEO Consent”), the provisions of the CEO Consent shall supersede as it relates to the “Pilot Program” as described in the CEO Consent.

In TCM’s defense of the City under this Section, negotiation, compromise, and settlement of any action, the City shall retain discretion in and control of the litigation, negotiation, compromise, settlement, and appeals therefrom, as required by the Los Angeles City Charter, particularly Article II, Sections 271, 272 and 273 thereof. The provisions of this Section shall survive the expiration or termination of the Agreement.

Amendment Section 18.     Section 16.26 of the Agreement is hereby amended and restated to read in its entirety as follows, but such amendment and restatement in no way limits, amends or excuses the continuing obligations of TCM and TCM Parties under Section 5.11 (“Compliance with Laws”) to fully and faithfully observe and comply with all present and future Laws:

16.26     Alternative Fuel Vehicle Requirement Program.

16.26.1     TCM shall comply and shall cause its Concessionaires to comply with the provisions of the alternative fuel vehicle requirement program (the “Alternative Fuel Vehicle Requirement Program”). The rules, regulations, and requirements of the Alternative Fuel Vehicle Program are attached as Exhibit P-1 and made a material term of this Agreement. Concessionaire shall complete and submit to City the vehicle information required on the reporting form accessible online at https://sbo.lawa.org/altfuel on a semi-annual basis. The reporting form may be amended from time to time by City.

16.26.2     TCM acknowledges and shall notify Concessionaire that compliance with the Alternative Fuel Vehicle Requirement Program does not relieve TCM or Concessionaire from complying with any and all applicable federal, state and local regulations.

Amendment Section 19.     Section 16.18, “Living Wage Ordinance General Provisions”, of the Agreement is hereby amended and restated to read in its entirety as follows, but such amendment and restatement in no way limits, amends or excuses the continuing obligations of TCM and TCM Parties under Section 5.11 (“Compliance with Laws”) to fully and faithfully observe and comply with all present and future Laws:

16.18     General Provisions; Living Wage Policy. TCM shall comply with the Living Wage Ordinance (“LWO”), Los Angeles Administrative Code Section 10.37 et seq., as amended from time to time, a copy of which is attached hereto for convenience as Exhibit “K-1.” Under the provisions of Section 10.37.6(c) of the Los Angeles Administrative Code, violation of the LWO shall constitute a material breach of the Agreement and City shall be entitled to terminate this Agreement and otherwise pursue legal remedies that may be available, including those set forth in the LWO, if City determines that TCM violated the provisions of the LWO. TCM further agrees that it shall comply with federal law proscribing retaliation for union organizing. Any subcontract agreement entered into by TCM for work to be performed under this Agreement must include an identical provision.

Amendment Section 20.     Section 16.18.2, “Compliance; Termination Provisions and Other Remedies: Living Wage Policy”, of the Agreement is hereby amended and restated to read in its entirety as follows, but such amendment and restatement in no way limits, amends or excuses the continuing obligations of TCM and TCM Parties under Section 5.11 (“Compliance with Laws”) to fully and faithfully observe and comply with all present and future Laws:

16.18.2     Compliance; Termination Provisions and Other Remedies: Living Wage Policy. If TCM and its Concessionaires are not initially exempt from the LWO, TCM shall comply, and shall require its Concessionaires to comply, with all of the provisions of the LWO, including payment to employees at the minimum wage rates, effective on the execution date of this Agreement. If TCM is initially exempt from the LWO, but later no longer qualifies for any exemption, TCM shall, at such time as TCM is no longer exempt, comply with the provisions of the LWO. Under the provisions of Section 10.37.6(c) of the Los Angeles Administrative Code, violation of the LWO shall constitute a material breach of this Agreement and City shall be entitled to terminate this Agreement and otherwise pursue legal remedies that may be available, including those set forth in the LWO, if City determines that TCM violated the provisions of the LWO. The procedures and time periods provided in the LWO are in lieu of the procedures and time periods provided elsewhere in this Agreement. Nothing in this Agreement shall be construed to extend the time periods or limit the remedies provided in the LWO.

Amendment Section 21.     Section 16.18.3, “Subcontractor Compliance”, of the Agreement is hereby amended and restated to read in its entirety as follows, but such amendment and restatement in no way limits, amends or excuses the continuing obligations of TCM and TCM Parties under Section 5.11 (“Compliance with Laws”) to fully and faithfully observe and comply with all present and future Laws:

16.18.3     Subcontractor Compliance. TCM agrees to include, in every subcontract or Unit Concession Agreement covering City property entered into between TCM and any subcontractor or Concessionaire, a provision pursuant to which such subcontractor or Concessionaire (A) agrees to comply with the Living Wage Ordinance and the Worker Retention Ordinance with respect to City’s property; (B) agrees not to retaliate against any employee lawfully asserting noncompliance on the part of the subcontractor or Concessionaire with the provisions of either the Living Wage Ordinance or the Worker Retention Ordinance; and (C) agrees and acknowledges that City, as the intended third-party beneficiary of this provision may (i) enforce the Living Wage Ordinance and Worker Retention Ordinance directly against the subcontractor or Concessionaire with respect to City property, and (ii) invoke, directly against the subcontractor or Concessionaire with respect to City property, all the rights and remedies available to City under Section 10.37.6 of the Living Wage Ordinance and Section 10.36.3 of the Worker Retention Ordinance, as same may be amended from time to time.

Amendment Section 22.     Section 16.19, “Service Contract Worker Retention”, of the Agreement is hereby amended and restated to read in its entirety as follows, but such amendment and restatement in no way limits, amends or excuses the continuing obligations of TCM and TCM Parties under Section 5.11 (“Compliance with Laws”) to fully and faithfully observe and comply with all present and future Laws:

16.19     Worker Retention Ordinance. TCM shall comply with the Worker Retention Ordinance (“WRO”), LAAC Section 10.36 et seq., as amended from time to time. Any subcontract entered into by TCM for work to be performed under this Agreement must include an identical provision. Under the provisions of Section 10.36.3(c) of the Los Angeles Administrative Code, City has the authority, under appropriate circumstances, to terminate the Agreement and otherwise pursue legal remedies that may be available if City determines that the subject contractor violated the provisions of the WRO.

Amendment Section 23.     TCM’s Pledge of Compliance regarding the Contractor Responsibility Program is attached hereto as Exhibit N-1.

Amendment Section 24.     The following is hereby added as Section 16.48 to the Agreement:

16.48     California Civil Code Section 1938 Disclosure; TCM’s Responsibility for Required Repairs or Alterations. The Premises have not undergone an inspection by a Certified Access Specialist (CASp). The following statement is hereby included in this Agreement:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

The parties hereby mutually agree that any inspection by a CASp shall be performed at TCM’s sole cost and expense and at a time reasonably satisfactory to City. The parties hereby mutually agree that any and all repairs or alterations necessary to correct violations of construction-related accessibility standards within the Premises and the Premises shall be performed by TCM at TCM’s sole cost and expense. The parties acknowledge and agree that, notwithstanding any presumption set forth in California Civil Code Section 1938, TCM shall be solely responsible and liable to make any and all repairs or alterations necessary to correct violations of construction-related accessibility standards in any CASp inspection report. TCM hereby agrees that, to the fullest extent permitted by law, TCM shall treat any inspection by a CASp and the CASp inspection report as strictly confidential and shall not disclose the content of any such inspection report, except as necessary for TCM to complete repairs and corrections of violations of construction-related accessibility standards. TCM acknowledges that TCM’s obligations set forth in this Section are in addition to (and not in lieu of) TCM’s obligations regarding compliance with the ADA and construction related accessibility standards set forth elsewhere in this Agreement (including, without limitation, Section 5.11 and 16.10, and Articles VII and VIII), and nothing in this Section shall be construed to limit or diminish TCM’s obligations set forth elsewhere in this Agreement.

Amendment Section 25.     The following is hereby added as Section 16.49 to the Agreement:

16.49     Iran Contracting Act, 2010. In accordance with California Public Contract Code Sections 2200-2208, all persons entering into or renewing contracts with City for goods or services estimated at one million ($1,000,000) or more are required to complete, sign and submit the Iran Contracting Act of 2010 Compliance Affidavit attached herein as Exhibit Q. TCM’s compliance with the terms of the Iran Contracting Act of 2010 is made a requirement and condition of the Agreement.

Amendment Section 26.     The following is hereby added as Section 16.50 to the Agreement:

16.50     Prompt Payment. Unless TCM and subcontractor have agreed otherwise, TCM shall pay to subcontractor not later than seven (7) days after receipt of each payment, the respective amounts allowed the TCM on account of the work performed by the subcontractor, to the extent of each subcontractor’s interest therein. In the event that there is a good faith dispute over all or any portion of the amount due on a payment from TCM to a subcontractor, TCM may withhold no more than 150 percent of the disputed amount. TCM shall include the following in its Unit Concession Agreements and Short-Term UCAs:

“Prompt Payment.     Unless Concessionaire and subcontractor have agreed otherwise, Concessionaire or subcontractor shall pay to any subcontractor, not later than seven (7) days after receipt of each payment, the respective amounts allowed the Concessionaire on account of the work performed by the subcontractors, to the extent of each subcontractor’s interest therein. In the event that there is a good faith dispute over all or any portion of the amount due on a payment from the Concessionaire or subcontractor, the Concessionaire or subcontractor to a subcontractor, the Concessionaire or subcontractor may withhold no more than One Hundred Fifty Percent (150%) of the disputed amount. Concessionaire shall include this provision in all of its subcontracts.”

Amendment Section 27.     Due to the aforementioned merger between Westfield America Inc. and URW WEA, LLC, URW WEA, LLC is the successor to Westfield America, Inc., and therefore the guarantor under the Guaranty Agreement (Exhibit “D” of the Agreement) by operation of law. Accordingly, the contact information and address for written notices to the Guarantor in section 15 on pages 5 and 6 of the Guaranty Agreement are hereby amended to read in their entirety as follows:

Written notices to Guarantor hereunder shall be sent and addressed to:

URW WEA, LLC

c/o URW Airports, LLC

2049 Century Park E 42nd Fl

Los Angeles, CA 90067

ATTN: Office of Legal Counsel

or to such other address as Guarantor may designate by written notice to City.

Amendment Section 28.     The “Basic Information” section of the Agreement regarding “TCM’s Address” is hereby amended and restated to read in its entirety as follows:

All notices sent to TCM under the TCM Agreement shall be sent to:

URW Airports, LLC

2049 Century Park East, 40th Floor

Los Angeles, California 90067

Attention: Office of Legal Counsel

All notices sent to TCM under the TCM Agreement shall be sent to the above address, with copies to:

URW Airports, LLC

2049 Century Park East, 40th Floor

Los Angeles, California 90067

Attention: Executive Vice President, Airports (Mike Salzman)

Amendment Section 29.     The Basic Information of the Agreement is hereby amended and restated to conform with the provisions of this Fourth Amendment, to the extent that the provisions in the Basic Information have been modified by the provisions of this Fourth Amendment.

Amendment Section 30.     The parties hereby represent and covenant to the other, to the best of their knowledge, without independent inquiry, as follows: (1) neither party is in default in the performance of any of the terms or provisions of the Agreement; (2) neither party has nor claims any setoffs or credits against the payment of Rent or other amounts payable to the other under the Agreement; and (3) the parties shall be entitled to rely on the accuracy of the foregoing representation and covenants, and each party hereby releases the other from any claims relating to the foregoing matters.

Amendment Section 31.     TCM hereby re-certifies all of its representations and warranties under Section 16.42 of the Agreement, including all of its subsections.

Amendment Section 32.     Except as specifically provided herein, this Fourth Amendment shall not in any manner alter, change, modify, or affect any of the rights, privileges, duties, or obligations of either of the parties hereto, under, or by reason of said Agreement, as amended.

Amendment Section 33.     This Fourth Amendment and any other document necessary for the consummation of the transaction contemplated by this Fourth Amendment may be executed in counterparts, including counterparts that are manually executed and counterparts that are in the form of electronic records and are electronically executed. An electronic signature means a signature that is executed by symbol attached to or logically associate with a record and adopted by a party with the intent to sign such record, including facsimile or e-mail signatures. All executed counterparts shall constitute one amendment, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Fourth Amendment and electronic signatures, facsimile signatures or signatures transmitted by electronic mail in so-called PDF format shall be legal and binding and shall have the same full force and effect as if a paper original of this amendment had been delivered that had been signed using a handwritten signature. All parties to this Fourth Amendment (i) agree that an electronic signature, whether digital or encrypted, of a party to this Fourth Amendment is intended to authenticate this writing and to have the same force and effect as a manual signature; (ii) intended to be bound by the signatures (whether original, faxed, or electronic) on any document sent or delivered by facsimile or electronic mail or other electronic means; (iii) are aware that the other party(ies) will rely on such signatures; and, (iv) hereby waive any defenses to the enforcement of the terms of this Fourth Amendment based on the foregoing forms of signature. If this Fourth Amendment has been executed by electronic signature, all parties executing this document are expressly consenting, under the United States Federal Electronic Signatures in Global and National Commerce Act of 2000 (“E-SIGN”) and the California Uniform Electronic Transactions Act (“UETA”) (California Civil Code §1633.1 et seq.), that a signature by fax, e-mail, or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, City has caused this Fourth Amendment to be executed on its behalf by the Chief Executive Officer, or his or her authorized signatory, and TCM has caused the same to be executed by its duly authorized officers, all as of the day and year first hereinabove written.

Approved as to form:		CITY OF LOS ANGELES

MICHAEL N. FEUER,
City Attorney		By:	/s/
Chief Executive Officer
By:	/s/ Michael N. Feuer		City of Los Angeles, Department of Airports
Deputy/Assistant City Attorney

Date:	04/29/2021	By:	/s/ Tatiana Starostina
Chief Financial Officer

URW AIRPORTS, LLC		URW AIRPORTS, LLC
a Delaware limited liability company		a Delaware limited liability company

By:	/s/ Dan Hough	By:	/s/ Andrea Kahn
	Signature		Signature

	Dan Hough		Andrea Kahn
	Print Name		Print Name

	Vice President - Airport Development		Assistant Secretary
	Title		Title

(SIGNATURE PAGE FOR GUARANTOR CONTINUES)

ACKNOWLEDGEMENT OF GUARANTOR

The undersigned, URW WEA LLC, a Delaware limited liability company (herein, “Guarantor”), who is the successor by merger to Westfield America, Inc., a Missouri corporation, hereby represents, acknowledges, and agrees as follows: (1) Guarantor has reviewed the foregoing Fourth Amendment to the Los Angeles International Airport Terminal Commercial Management Concession Agreement for Terminals 1, 3 and 6 at Los Angeles International Airport, between the City of Los Angeles and URW Airports, LLC (f/k/a Westfield Airports, LLC) (“Fourth Amendment”); (2) Guarantor is the guarantor of TCM’s obligations under the Los Angeles International Airport Terminal Commercial Management Concession Agreement for Terminals 1, 3 and 6 at Los Angeles International Airport, between the City of Los Angeles and URW Airports, LLC (f/k/a Westfield Airports, LLC), LAA-8640, as amended (“TCM Agreement”), pursuant to that certain Guaranty Agreement executed concurrently with the execution of the TCM Agreement (the “Guaranty”); (3) Guarantor approves of TCM’s execution of the Fourth Amendment and agrees with its terms; and (4) the Guaranty is hereby reaffirmed, and the Guaranty is and remains in full force and effect and continues to guarantee the prompt payment and performance by TCM of all of the terms of the TCM Agreement, as amended. This Acknowledgement of Guarantor has been executed as of the date of execution of the Fourth Amendment by TCM.

“GUARANTOR”

URW WEA LLC		URW WEA LLC
a Delaware limited liability company		a Delaware limited liability company

By:	/s/ John Kim	By:	/s/ Jonathan Bauman
	Signature		Signature

	John Kim		Jonathan Bauman
	Print Name		Print Name

	Assistant Secretary		Assistant Secretary
	Title		Title

Electronic Record and Signature Disclosure created on: 7/31/2020 11:44:06 AM
Parties agreed to: Dan Hough, John Kim, Jonathan Bauman

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

Pursuant to the Electronic Signatures in Global and National Commerce Act (ESIGN) the Parties hereby expressly agree to the use of certificate-based electronic signature software operated by DocuSign for execution of this agreement/lease. The certificate based electronic signature generated by this software shall have the same legal effect as a handwritten signature and shall be admissible evidence of the Parties’ mutual intent to be legally bound by this agreement. The Parties declare that they have received all information required to be fully aware of the certificate-based electronic signature process, and each Party hereby waives any challenge against the enforceability of this agreement based on the use of such certificate-based electronic signature software.

DEPARTURES

LEGEND

- TRAVEL ESSENTIALS
- SPECIALTY RETAIL
- DUTY FREE
- CURRENCY EXCHANGE
- F&B: QUICK SERVICE
- F&B: FULL SERVICE
- SERVICE
- STORAGE
- WESTFIELD COMMON AREA

Exhibit B-1

URW Airports, LLC

RETAIL CATEGORY PLAN

SCALE

Los Angeles International Airport, Terminal 1

LAX

1

ARRIVALS
180
347sf

LEGEND

- TRAVEL ESSENTIALS
- SPECIALTY RETAIL
- DUTY FREE
- CURRENCY EXCHANGE
- F&B: QUICK SERVICE
- F&B: FULL SERVICE
- SERVICE
- STORAGE
- WESTFIELD COMMON AREA

Exhibit B-1

URW Airports, LLC

RETAIL CATEGORY PLAN

SCALE

Los Angeles International Airport, Terminal 1

LAX

2

GATE 27
GATE 25
GATE 23
GATE 23A
GATE 21B
GATE 21
GATE 21A
GATE 28
GATE 26
GATE 24
GATE 24A
GATE 22
GATE 22A
DEPARTURES
LEGEND
TRAVEL ESSENTIALS
SPECIALTY RETAIL
DUTY FREE
CURRENCY EXCHANGE
F&B QUICK SERVICE
F&B FULL SERVICE
SERVICE
STORAGE
URW COMMON AREA
URW Airports, LLC
RETAIL CATEGORY PLAN
SCALE
Los Angeles International Airport, Terminal 2

Exhibit B-2

MEZZANINE

LEGEND

- TRAVEL ESSENTIALS
- SPECIALTY RETAIL
- DUTY FREE
- CURRENCY EXCHANGE
- F&B QUICK SERVICE
- F&B FULL SERVICE
- SERVICE
- STORAGE
- URW COMMON AREA

Exhibit B-2

URW Airports, LLC

RETAIL CATEGORY PLAN

SCALE

Los Angeles International Airport, Terminal 2

N

LAX

2

BAGGAGE CLAIM AREA

ARRIVALS

LEGEND

- TRAVEL ESSENTIALS
- SPECIALTY RETAIL
- DUTY FREE
- CURRENCY EXCHANGE
- F&B QUICK SERVICE
- F&B FULL SERVICE
- SERVICE
- STORAGE
- URW COMMON AREA

Exhibit B-2

URW Airports, LLC

RETAIL CATEGORY PLAN

SCALE

Los Angeles International Airport, Terminal 2

2

GATE 35A
GATE 33B
GATE 33A
GATE 31B
GATE 31A
GATE 35B
GATE 37
GATE 39
GATE 36A
GATE 36B
GATE 34A
GATE 34B
GATE 32A
GATE 32B
TBD
SEATING AREA
354
2348sf
353
607sf
359
2425sf
360
568sf
361
839sf
364
2437sf
350
1063sf
FOOD COURT SEATING
CIRCULATION
LEGEND
TRAVEL ESSENTIALS
SPECIALTY RETAIL
DUTY FREE
CURRENCY EXCHANGE
F&B: QUICK SERVICE
F&B: FULL SERVICE
SERVICE
STORAGE
URW COMMON AREA
Exhibit B-3
URW Airports, LLC
RETAIL CATEGORY PLAN
SCALE
Los Angeles International Airport, Terminal 3
LAX
1

STORAGE
S300
4552sf

LEGEND

- TRAVEL ESSENTIALS
- SPECIALTY RETAIL
- DUTY FREE
- CURRENCY EXCHANGE
- F&B: QUICK SERVICE
- F&B: FULL SERVICE
- SERVICE
- STORAGE
- URW COMMON AREA

Exhibit B-3

URW Airports, LLC

RETAIL CATEGORY PLAN

SCALE

Los Angeles International Airport, Terminal 3

LAX

2

DEPARTURES
LEGEND
TRAVEL ESSENTIALS
SPECIALTY RETAIL
DUTY FREE
CURRENCY EXCHANGE
F&B: QUICK SERVICE
F&B: FULL SERVICE
SERVICE
STORAGE
WESTFIELD COMMON AREA
URW Airports, LLC
RETAIL CATEGORY PLAN
SCALE
Los Angeles International Airport, Terminal 6
1

Exhibit B-4

ARRIVALS

LEGEND

- TRAVEL ESSENTIALS
- SPECIALTY RETAIL
- DUTY FREE
- CURRENCY EXCHANGE
- F&B: QUICK SERVICE
- F&B: FULL SERVICE
- SERVICE
- STORAGE
- WESTFIELD COMMON AREA

Exhibit B-4

URW Airports, LLC

RETAIL CATEGORY PLAN

SCALE

Los Angeles International Airport, Terminal 6

LAX

2

TO NORTH CONCOURSE
TO SOUTH CONCOURSE

LEGEND

- TRAVEL ESSENTIALS
- SPECIALTY RETAIL
- DUTY FREE
- CURRENCY EXCHANGE
- F&B: QUICK SERVICE
- F&B: FULL SERVICE
- SERVICE
- STORAGE
- WESTFIELD COMMON AREA

GREAT HALL

Exhibit B-5

URW Airports, LLC

RETAIL CATEGORY PLAN

SCALE

Los Angeles Int'l Airport, Tom Bradley International Terminal

1

LEGEND

- TRAVEL ESSENTIALS
- SPECIALTY RETAIL
- DUTY FREE
- CURRENCY EXCHANGE
- F&B: QUICK SERVICE
- F&B: FULL SERVICE
- SERVICE
- STORAGE
- WESTFIELD COMMON AREA

GREAT HALL MEZZANINE

Exhibit B-5

LRW Airports, LLC

RETAIL CATEGORY PLAN

SCALE

Los Angeles Int'l Airport, Tom Bradley International Terminal

LAX

2

TO GREAT HALL

LEGEND

- TRAVEL ESSENTIALS
- SPECIALTY RETAIL
- DUTY FREE
- CURRENCY EXCHANGE
- F&B: QUICK SERVICE
- F&B: FULL SERVICE
- SERVICE
- STORAGE
- WESTFIELD COMMON AREA

NORTH CONCOURSE

Exhibit B-5

URW Airports, LLC

RETAIL CATEGORY PLAN

SCALE

Los Angeles Int'l Airport, Tom Bradley International Terminal

LAX

SHEET 3

TO GREAT HALL
LEGEND
TRAVEL ESSENTIALS
SPECIALTY RETAIL
DUTY FREE
CURRENCY EXCHANGE
F&B: QUICK SERVICE
F&B: FULL SERVICE
SERVICE
STORAGE
WESTFIELD COMMON AREA
JRW Airports, LLC
RETAIL CATEGORY PLAN
SCALE
Los Angeles Int'l Airport, Tom Bradley International Terminal
4

SOUTH CONCOURSE

Exhibit B-5

ENTRY
ENTRY
ENTRY
TICKETING COUNTERS
TICKETING COUNTERS
TICKETING COUNTERS
N

LEGEND

- TRAVEL ESSENTIALS
- SPECIALTY RETAIL
- DUTY FREE
- CURRENCY EXCHANGE
- F&B, QUICK SERVICE
- F&B, FULL SERVICE
- SERVICE
- STORAGE
- WESTFIELD COMMON AREA

TICKETING

Exhibit B-5

URW Airports, LLC

RETAIL CATEGORY PLAN

SCALE

Los Angeles Int'l Airport, Tom Bradley International Terminal

LAX

SHT 5

EXIT
EXIT
EXIT
RAMP
IMMIGRATION CHECKPOINT
BAGGAGE CLAIM AREA

LEGEND

- TRAVEL ESSENTIALS
- SPECIALTY RETAIL
- DUTY FREE
- CURRENCY EXCHANGE
- F&B: QUICK SERVICE
- F&B: FULL SERVICE
- SERVICE
- STORAGE
- WESTFIELD COMMON AREA

ARRIVALS

Exhibit B-5

URW Airports, LLC

RETAIL CATEGORY PLAN

SCALE

Los Angeles Int'l Airport, Tom Bradley International Terminal

LAX

SHEET 6 OF 6

GATE 209
GATE 207
GATE 205
GATE 203
GATE 210
GATE 208
GATE 206
GATE 204

LEGEND

- TRAVEL ESSENTIALS
- SPECIALTY RETAIL
- DUTY FREE
- CURRENCY EXCHANGE
- F&B- QUICK SERVICE
- F&B- FULL SERVICE
- SERVICE
- STORAGE
- WESTFIELD COMMON AREA
- WESTFIELD QUEUE & CIRCULATION

LEVEL 4 CONCOURSE NORTH

Exhibit B-6

URW Airports, LLC

RETAIL CATEGORY PLAN

SCALE

1

GATE 201
GATE 221
GATE 225
GATE 202

LEGEND

- TRAVEL ESSENTIALS
- SPECIALTY RETAIL
- DUTY FREE
- CURRENCY EXCHANGE
- F&B: QUICK SERVICE
- F&B: FULL SERVICE
- SERVICE
- STORAGE
- WESTFIELD COMMON AREA
- WESTFIELD QUEUE & CIRCULATION

Exhibit B-6

URW Airports, LLC

RETAIL CATEGORY PLAN

SCALE

2

CHAPTER 1, ARTICLE 11

LIVING WAGE

Section

10.37	Legislative Findings.
10.37.1	Definitions.
10.37.2	Payment of Minimum Compensation to Employees.
10.37.3	Health Benefits.
10.37.4	Employer Reporting and Notification Requirements.
10.37.5	Retaliation Prohibited.
10.37.6	Enforcement.
10.37.7	Administration.
10.37.8	City is a Third Party Beneficiary of Contracts Between an Employer and Subcontractor for Purposes of Enforcement.
10.37.9	Coexistence with Other Available Relief for Specific Deprivations of Protected Rights.
10.37.10	Expenditures Covered.
10.37.11	Timing of Application.
10.37.12	Express Supersession by Collective Bargaining Agreement.
10.37.13	Liberal Interpretation of Coverage; Rebuttable Presumption of Coverage.
10.37.14	Contracts, Employers and Employees Not Subject to this Article.
10.37.15	Exemptions.
10.37.16	Severability.

Sec. 10.37. Legislative Findings.

The City awards many contracts to private firms to provide services to the public and to City government. Many lessees or licensees of City property perform services that affect the proprietary interests of City government in that their performance impacts the success of City operations. The City also provides financial assistance and funding to other firms for the purpose of economic development or job growth. The City expends grant funds under programs created by the federal and state governments. These expenditures serve to promote the goals established for the grant programs and for similar goals of the City. The City intends that the policies underlying this article serve to guide the expenditure of such funds to the extent allowed by the laws under which such grant programs are established.

Experience indicates that procurement by contract of services all too often has resulted in the payment by service contractors to their employees of wages at or slightly above the minimum required by federal and state minimum wage laws. The minimal compensation tends to inhibit the quantity and quality of services rendered by those employees to the City and to the public. Underpaying employees in this way fosters high turnover, absenteeism and lackluster performance. Conversely, adequate compensation promotes amelioration of these undesirable conditions. Through this article, the City intends to require service contractors to provide a minimum level of compensation which will improve the level of services rendered to and for the City.

The inadequate compensation leaves service employees with insufficient resources to afford life in Los Angeles. Contracting decisions involving the expenditure of City funds should not foster conditions that place a burden on limited social services. The City, as a principal provider of social support services, has an interest in promoting an employment environment that protects such limited resources. In requiring the payment of a higher minimum level of compensation, this article benefits that interest.

In comparison with the wages paid at San Francisco International Airport, the wage for Los Angeles airport workers is often lower even though the airports are similar in the number of passengers they serve and have similar goals of providing a living wage to the airport workforce. Studies show that higher wages at the airport leads to increases in worker productivity and improves customer service. Higher wages for airport workers also results in a decline in worker turnover, yielding savings to the employers and alleviating potential security concerns. Therefore, the City finds that a higher wage for airport employees is needed to reduce turnover and retain a qualified and stable workforce.

Many airport workers who provide catering services to the airlines are paid below the living wage. Federal law allows employment contract agreements between airline caterers and its workers to remain in effect without an expiration date, effectively freezing wages for workers. Long-term employment contract agreements provide little incentive for employers to renegotiate the employment contract agreements with their workers. Airline catering

EXHIBIT K-1

§ 10.37	CONTRACTS	Division 10

workers often struggle to pay their bills, sometimes having to choose between paying medical bills and buying food for their families. The City finds that airline caterers should pay their workers, at a minimum, the living wage with benefits.

Airport workers are also the first to respond when an emergency occurs at the airport. In order to properly assist first responders during a crisis at the airport, the City finds that airport employees of Certified Service Provider License Agreement holders should be formally trained for an emergency response at the airport.

Nothing less than the living wage should be paid by employers that are the recipients of City financial assistance. Whether workers are engaged in manufacturing or some other line of business, the City does not wish to foster an economic climate where a lesser wage is all that is offered to the working poor.

The City holds a proprietary interest in the work performed by many employees of City lessees and licensees and by their service contractors, subcontractors, sublessees and sublicensees. The success or failure of City operations may turn on the success or failure of these enterprises, for the City has a genuine stake in how the public perceives the services rendered for them by such businesses. Inadequate compensation of these employees adversely impacts the performance by the City’s lessee or licensee and thereby hinders the opportunity for success of City operations. A proprietary interest in providing a living wage is important for various reasons, including, but not limited to: 1) the public perception of the services or products rendered to them by a business; 2) security concerns related to the location of the business or any product or service the business produces; or 3) an employer’s industry-specific job classification which is in the City’s interest to cover by the living wage. This article is meant to cover all such employees not expressly exempted.

Requiring payment of the living wage further serves a proprietary concern of the City. If an employer does not comply with this article, the City may: 1) declare a material breach of the contract; 2) declare the employer non-responsible and limit its ability to bid on future City contracts, leases or licenses; and 3) exercise any other remedies available.

SECTION HISTORY

Article and Section Added by Ord. No. 171,547, Eff. 5-5-97.

Amended by: In Entirety, Ord. No. 172,336, Eff. 1-14-99; In Entirety, Ord. No. 184,318, Eff. 7-7-16; In Entirety, Ord. No. 185,321, Eff. 1-20-18.

Sec. 10.37.1. Definitions.

The following definitions shall apply throughout this article:

(a)   “Airline Food Caterer” means any Employer that, with respect to the Airport:

(1)prepares food or beverage to or for aircraft crew or passengers;

(2)delivers prepared food or beverage to or for aircraft crew or passengers;

(3)conducts security or inspection of aircraft food or beverage; or

(4)provides any other service related to or in connection with the preparation of food or beverage to or for aircraft crew or passengers.

(b)   “Airport” means the Department of Airports and each of the airports which it operates.

(c)   “Awarding Authority” means the governing body, board, officer or employee of the City or City Financial Assistance Recipient authorized to award a Contract and shall include a department which has control of its own funds.

(d)   “City” means the City of Los Angeles and all awarding authorities thereof, including those City departments which exercise independent control over their expenditure of funds.

(e)   “City Financial Assistance Recipient” means any person who receives from the City discrete financial assistance for economic development or job growth expressly articulated and identified by the City, as contrasted with generalized financial assistance such as through tax legislation, in accordance with the following monetary limitations. Assistance given in the amount of $1,000,000 or more in any 12-month period shall require compliance with this article for five years from the date such assistance reaches the $1,000,000 threshold. For assistance in any 12-month period totaling less than $1,000,000 but at least $100,000, there shall be compliance for one year, with the period of compliance beginning when the accrual of continuing assistance reaches the $100,000 threshold.

EXHIBIT K-1

Chapter 1, Article 11	Contracts – General	§ 10.37.1

Categories of assistance include, but are not limited to, bond financing, planning assistance, tax increment financing exclusively by the City and tax credits, and shall not include assistance provided by the Community Development Bank. City staff assistance shall not be regarded as financial assistance for purposes of this article. A loan at market rate shall not be regarded as financial assistance. The forgiveness of a loan shall be regarded as financial assistance. A loan shall be regarded as financial assistance to the extent of any differential between the amount of the loan and the present value of the payments thereunder, discounted over the life of the loan by the applicable federal rate as used in 26 U.S.C. §§ 1274(d) and 7872(f). A recipient shall not be deemed to include lessees and sublessees.

A recipient shall be exempted from application of this article if:

(1) it is in its first year of existence, in which case the exemption shall last for one year;

(2) it employs fewer than five Employees for each working day in each of 20 or more calendar weeks in the current or preceding calendar year; or

(3) it obtains a waiver as a recipient who employs the long-term unemployed or provides trainee positions intended to prepare Employees for permanent positions. The recipient shall attest that compliance with this article would cause an economic hardship and shall apply in writing to the City department or office administering the assistance. The department or office shall forward the waiver application and the department or office’s recommended action to the City Council. Waivers shall be effected by Council resolution.

(f)   “Contractor” means any person that enters into:

(1) a Service Contract with the City;

(2) a contract with a Public Lessee or Licensee; or

(3) a contract with a City Financial Assistance Recipient to help the recipient in performing the work for which the assistance is being given.

(g)   “Designated Administrative Agency (DAA)” means the Department of Public Works, Bureau of Contract Administration, which shall bear administrative responsibilities under this article.

(h)   “Employee” means any person who is not a managerial, supervisory or confidential employee who expends any of his or her time working for an Employer in the United States.

(i)   “Employer” means any person who is:

(1) a City Financial Assistance Recipient;

(2) Contractor;

(3) Subcontractor;

(4) Public Lessee or Licensee; and

(5) Contractor, Subcontractor, sublessee or sublicensee of a Public Lessee or Licensee.

(j)   “Person” means any individual, proprietorship, partnership, joint venture, corporation, limited liability company, trust, association or other entity that may employ individuals or enter into contracts.

(k)   “Public Lease or License” means, except as provided in Section 10.37.15, a lease, license, sublease or sublicense of City property, including, but not limited to, Non-Exclusive License Agreements, Air Carrier Operating Permits and Certified Service Provider License Agreements (CSPLA), for which services are furnished by Employees where any of the following apply:

(1)   The services are rendered on premises at least a portion of which is visited by members of the public (including, but not limited to, airport passenger terminals, parking lots, golf courses, recreational facilities);

(2)   Any of the services feasibly could be performed by City employees if the City had the requisite financial and staffing resources; or

(3)  The DAA has determined in writing as approved by the Board of Public Works that coverage would further the proprietary interests of the City. Proprietary interest includes, but is not limited to:

EXHIBIT K-1

§ 10.37.1	CONTRACTS	Division 10

(i)the public perception of the services or products rendered to them by a business;

(ii) security concerns related to the location of the business or any product or service the business produces; or

(iii)an Employer’s industry-specific job classifications as defined in the regulations.

(l)   “Service Contract” means a contract involving an expenditure in excess of $25,000 and a contract term of at least three months awarded to a Contractor by the City to furnish services for the City where any of the following apply:

(1) at least some of the services are rendered by Employees whose work site is on property owned or controlled by the City;

(2) the services feasibly could be performed by City employees if the City had the requisite financial and staffing resources; or

(3) the DAA has determined in writing as approved by the Board of Public Works that coverage would further the proprietary interests of the City. Proprietary interest includes, but is not limited to:

(i)   the public perception of the services or products rendered to them by a business;

(ii)   security concerns related to the location of the business or any product or service the business produces; or

(iii)  an Employer’s industry-specific job classifications as defined in the regulations.

(m)   “Subcontractor” means any person not an Employee who enters into a contract:

(1)   to assist in performance of a Service Contract;

(2)   with a Public Lessee or Licensee, sublessee, sublicensee or Contractor to perform or assist in performing services for the leased or licensed premises.

(n)   “Willful Violation” means that the Employer knew of its obligations under this article and deliberately failed or refused to comply with its provisions.

SECTION HISTORY

Added by Ord. No. 171,547, Eff. 5-5-97.

Amended by: In Entirety, Ord. No. 172,336, Eff. 1-14-99; Subsec. (e), Ord. No. 176,155, Eff. 9-22-04: Subsec. (e), Ord. No. 176,283, Eff. 12-25-04, Oper. 9-22-04; Subsecs. (a) through (1) re-lettered (d) through (o), respectively and new Subsecs. (a), (b), and (c) added, Ord. No. 180,877, Eff. 10-19-09; In Entirety, Ord. No. 184,318, Eff. 7-7-16; In Entirety, Ord. No. 185,321, Eff. 1-20-18.

Sec. 10.37.2. Payment of Minimum Compensation to Employees.

(a)   Wages. An Employer shall pay an Employee for all hours worked on a Service Contract or if a Public Lease or License or for a Contractor of a Public Lessee or Licensee, for all hours worked furnishing a service relating to the City, a wage of no less than the hourly rates set under the authority of this article.

(1)Non-Airport Employee Wages.

(i)   If an Employer provides an Employee with health benefits as provided in Section 10.37.3 of this article, the Employee shall be paid the following:

a.On July 1, 2018, the wage rate for an Employee shall be no less than $13.25 per hour.

b.On July 1, 2019, the wage rate for an Employee shall be no less than $14.25 per hour.

c.On July 1, 2020, the wage rate for an Employee shall be no less than $15.00 per hour.

d.On July 1, 2022, and annually thereafter, the hourly wage rate paid to an Employee shall be adjusted consistent with any adjustment pursuant to Section 187.02 D. of the Los Angeles Municipal Code.

(ii)   If an Employer does not provide an Employee with health benefits as provided in Section 10.37.3 of this article, the Employee shall be paid the applicable wage rate in Section

EXHIBIT K-1

Chapter 1, Article 11	Contracts – General	§ 10.37.2

10.37.2(a)(1)(i) and an additional wage rate of $1.25 per hour.

(iii)   Section 10.37.11 is not applicable to this subdivision.

(2)Airport Employee Wages.

(i)   If an Employer servicing the Airport provides an Employee with health benefits as provided in Section 10.37.3 of this article, the Employee shall be paid the following:

a. On July 1, 2017, the wage rate for an Employee shall be no less than $12.08 per hour.

b. On July 1, 2018, the wage rate for an Employee shall be no less than $13.75 per hour.

c. On July 1, 2019, the wage rate for an Employee shall be no less than $15.25 per hour.

d. On July 1, 2020, the wage rate for an Employee shall be no less than $16.50 per hour.

e. On July 1, 2021, the wage rate for an Employee shall be no less than $17.00 per hour.

f. Beginning on July 1, 2022, the wage rate for an Employee shall increase annually, on July 1, to an amount $2.00 above the minimum rate under the City’s Minimum Wage Ordinance for that same period of time.

(ii)   If an Employer servicing the Airport does not provide an Employee with health benefits as provided in Section 10.37.3 of this article, the Employee shall be paid the applicable wage rate in Section 10.37.2(a)(2)(i) and an additional wage rate as follows:

a. On July 1, 2017, an Employer servicing the Airport shall pay an Employee an additional wage rate of $5.18 per hour.

b. Beginning on July 1, 2018, an Enployer servicing the Airport shall pay an Employee an additional wage rate per hour equal to the health benefit payment in effect for an Employee pursuant to Section 10.37.3(a)(5).

(3)An Employer may not use tips or gratuities earned by an Employee to offset the wages required under this article.

(b)   Compensated Time Off. An Employer shall provide an Employee compensated time off as follows:

(1) An Employee who works at least 40 hours per week or is classified as a full-time Employee by the Employer shall accrue no less than 96 hours of compensated time off per year.

(2) An Employee who works less than 40 hours per week and is not classified as a full-time Employee by the Employer shall accrue hours of compensated time off in increments proportional to that accrued by an Employee who works 40 hours per week.

(3) General Rules for Compensated Time Off.

(i)   An Employee must be eligible to use accrued paid compensated time off after the first 90 days of employment or consistent with company policies, whichever is sooner. Compensated time off shall be paid at an Employee’s regular wage rate at the time the compensated time off is used.

(ii)   An Employee may use accrued compensated time off hours for sick leave, vacation or personal necessity.

(iii)  An Employer may not unreasonably deny an Employee’s request to use the accrued compensated time off. The DAA, through regulations, may provide guidance on what is considered unreasonable.

(iv)   The DAA may allow an Employer’s established compensated time off policy to remain in place even though it does not meet these requirements, if the DAA determines that the Employer’s established policy is overall more generous.

(v)   Unused accrued compensated time off shall carry over until time off reaches a maximum of 192 hours, unless the Employer’s established policy is overall more generous.

EXHIBIT K-1

§ 10.37.2	CONTRACTS	Division 10

(vi)   After an Employee reaches the maximum accrued compensated time off, an Employer shall provide a cash payment once every 30 days for accrued compensated time off over the maximum. An Employer may provide an Employee with the option of cashing out any portion of, or all of, the Employee’s accrued compensated time off, but, an Employer shall not require an Employee to cash out any accrued compensated time off. Compensated time off cashed out shall be paid to the Employee at the wage rate that the Employee is earning at the time of cash out.

(vii)   An Employer may not implement any unreasonable employment policy to count accrued compensated time off taken under this article as an absence that may result in discipline, discharge, suspension or any other adverse action.

(4)   Compensated Release Time. An Employer servicing the Airport who holds a Certified Service Provider License Agreement and is subject to this article shall comply with the following additional requirements:

(i)   A CSPLA Employer shall provide an Employee at the Airport, 16 hours of additional compensated release time annually to attend and complete emergency response training courses approved by the Airport.

(ii)   By December 31, 2018, and continuing thereafter on an annual basis, an Employee of a CSPLA Employer shall successfully complete the 16 hours of emergency response training.

(iii)  An Employee of a CSPLA Employer hired after December 31, 2018, shall complete the 16 hours of emergency response training within 120 days of the first date of hire.

(iv)   The 16 hours of compensated release time shall only be used to attend Airport approved annual emergency response training courses. The 16 hours of compensated release time does not accumulate or carry over to the following year. The 16 hours of compensated release time shall not be included as part of the 96 hours of compensated time off required under this article.

(c)   Uncompensated Time Off. An Employer shall provide an Employee uncompensated time off as follows:

(1)   An Employee who works at least 40 hours a week or is classified as a full-time Employee by an Employer shall accrue no less than 80 hours of uncompensated time off per year.

(2)   An Employee who works less than 40 hours per week and is not classified as a full-time Employee by the Employer shall accrue hours of uncompensated time off in increments proportional to that accrued by an Employee who works 40 hours per week.

(3)   General Rules for Uncompensated Time Off.

(i)   An Employee must be eligible to use accrued uncompensated time off after the first 90 days of employment or consistent with company policies, whichever is sooner.

(ii)   Uncompensated time off may only be used for sick leave for the illness of an Employee or a member of his or her immediate family and where an Employee has exhausted his or her compensated time off for that year.

(iii)  An Employer may not unreasonably deny an Employee’s request to use the accrued uncompensated time off. The DAA, through regulations, may provide guidance on what is considered unreasonable.

(iv)   Unused accrued uncompensated time off shall carry over until the time off reaches a maximum of 80 hours, unless the Employer’s established policy is overall more generous.

(v)   An Employer may not implement any unreasonable employment policy to count accrued uncompensated time off taken under this article as an absence that may result in discipline, discharge, suspension or any other adverse action.

SECTION HISTORY

Added by Ord. No. 171,547, Eff. 5-5-97.

Amended by: In Entirety, Ord. No. 172,336, Eff. 1-14-99; Subsec. (a), Ord. No. 173,285, Eff. 6-26-00, Oper. 7-1-00; Subsec. (a), Ord. No. 180,877. Eff. 10-19-09; In Entirety, Ord. No. 184,318, Eff. 7-7-16: In Entirety, Ord. No. 185,321, Eff. 1-20-18: Subsec. (a)(1), Ord. No. 185,745. Eff. 10-15-18.

EXHIBIT K-1

Chapter 1, Article 11	Contracts – General	§ 10.37.5

Sec. 10.37.3. Health Benefits.

(a)Health Benefits. The health benefits required by this article shall consist of the payment by an Employer of at least $1.25 per hour to Employees towards the provision of health care benefits for an Employee and his or her dependents. On July 1, 2017, the health benefit rate for an Employee working for an Employer servicing the Airport shall be at least $5.18 per hour. On July 1, 2018, the annual increase for Employees working for an Employer servicing the Airport shall continue as provided in Section 10.37.3(a)(5).

(1)   Proof of the provision of such benefits must be submitted to the Awarding Authority to qualify for the wage rate in Section 10.37.2(a) for Employees with health benefits.

(2)   Health benefits include health coverage, dental, vision, mental health and disability income. For purposes of this article, retirement benefits, accidental death and dismemberment insurance, life insurance and other benefits that do not provide medical or health related coverage will not be credited toward the cost of providing Employees with health benefits.

(3)   If the Employer’s hourly health benefit payment is less than that required under this article, the difference shall be paid to the Employee’s hourly wage.

(4)   Health benefits are not required to be paid on overtime hours.

(5)   On July 1, 2018, and annually thereafter each July 1, the amount of payment for health benefits provided to an Employee working for an Employer servicing the Airport shall be adjusted by a percentage equal to the percentage increase, if any, in the United States Bureau of Labor Statistics Consumer Price Index for All Urban Consumers: Medical Care Services, as measured from January to December of the preceding year. The DAA shall announce the adjusted rates on February 1st and publish a bulletin announcing the adjusted rates, which shall take effect on July 1st of each year.

(b)Periodic Review. At least once every three years, the City Administrative Officer shall review the health benefit payment by Employers servicing the Airport set forth in Section 10.37.3(a) to determine whether the payment accurately reflects the cost of health care and to assess the impacts of the health benefit payment on Airport Employers and Airport Employees and shall transmit a report with its findings to the Council.

SECTION HISTORY

Added by Ord. No. 171,547, Eff. 5-5-97.

Amended by: In Entirety, Ord. No. 172,336, Eff. 1-14-99; In Entirety, Ord. No. 180,877, Eff. 10-19-09; In Entirety, Ord. No. 184,318, Eff. 7-7-16; In Entirety, Ord. No. 185,321, Eff. 1-20-18.

Sec. 10.37.4. Employer Reporting and Notification Requirements.

(a)An Employer shall post in a prominent place in an area frequented by Employees a copy of the Living Wage Poster and the Notice Regarding Retaliation, both available from the DAA.

(b)An Employer shall inform an Employee of his or her possible right to the federal Earned Income Credit (EIC) under Section 32 of the Internal Revenue Code of 1954, 26 U.S.C. § 32, and shall make available to an Employee forms informing them about the EIC and forms required to secure advance EIC payments from the Employer.

(c)An Employer is required to retain payroll records pertaining to its Employees for a period of at least four years, unless more than four years of retention is specified elsewhere in the contract or required by law.

(d)A Contractor, Public Lessee, Licensee, and City Financial Assistant Recipient is responsible for notifying all Contractors, Subcontractors, sublessees, and sublicensees of their obligation under this article and requiring compliance with this article. Failure to comply shall be a material breach of the contract.

SECTION HISTORY

Added by Ord. No. 171,547, Eff. 5-5-97.

Amended by: In Entirety, Ord. No. 172,336, Eff. 1-14-99; In Entirety, Ord. No. 184,318, Eff. 7-7-16; In Entirety, Ord. No. 185,321, Eff. 1-20-18.

Sec. 10.37.5. Retaliation Prohibited.

An Employer shall not discharge, reduce in compensation, or otherwise discriminate against any Employee for complaining to the City with regard to the Employer’s compliance or anticipated compliance with this article, for opposing any practice proscribed by this article,

EXHIBIT K-1

§ 10.37.5	CONTRACTS	Division 10

for participating in proceedings related to this article, for seeking to enforce his or her rights under this article by any lawful means, or for otherwise asserting rights under this article.

SECTION HISTORY

Added by Ord. No. 171,547, Eff. 5-5-97.

Amended by: In Entirety, Ord. No. 172,336, Eff. 1-14-99; In Entirety, Ord. No. 184,318, Eff. 7-7-16; In Entirety, Ord. No. 185,321, Eff. 1-20-18.

Sec. 10.37.6. Enforcement.

(a)   An Employee claiming violation of this article may bring an action in the Superior Court of the State of California against an Employer and may be awarded:

(1)   For failure to pay wages required by this article, back pay shall be paid for each day during which the violation occurred.

(2)   For failure to comply with health benefits requirements pursuant to this article, the Employee shall be paid the differential between the wage required by this article without health benefits and such wage with health benefits, less amounts paid, if any, toward health benefits.

(3)   For retaliation the Employee shall receive reinstatement, back pay or other equitable relief the court may deem appropriate.

(4)   For Willful Violations, the amount of monies to be paid under Subdivisions (1) - (3), above, shall be trebled.

(b)   The court shall award reasonable attorney’s fees and costs to an Employee who prevails in any such enforcement action and to an Employer who prevails and obtains a court determination that the Employee’s lawsuit was frivolous.

(c)   Compliance with this article shall be required in all City contracts to which it applies. Contracts shall provide that violation of this article shall constitute a material breach thereof and entitle the Awarding Authority to terminate the contract and otherwise pursue legal remedies that may be available. Contracts shall also include an agreement that the Employer shall comply with federal law proscribing retaliation for union organizing.

(d)   The DAA may audit an Employer at any time to verify compliance. Failure by the Employer to cooperate with the DAA’s administrative and enforcement actions, including, but not limited to, requests for information or documentation to verify compliance with this article, may result in a determination by the DAA that the Employer has violated this article.

(e)   An Employee claiming violation of this article may report the claimed violation to the DAA, which shall determine whether this article applies to the claimed violation.

(1)   If any of the Employee’s allegations merit further review, the DAA shall perform an audit; the scope of which will not exceed four years from the date the complaint was received.

(2)   If the claimed violation is filed after a contract has expired, and information needed for the review is no longer readily available, the DAA may determine this article no longer applies.

(3)   In the event of a claimed violation of the requirements relating to compensated time off, uncompensated time off or wages, the DAA may require the Employer to calculate the amount the Employee should have earned and compensate the Employee. Nothing shall limit the DAA’s authority to evaluate the calculation.

(i)   If the DAA determines that an Employer is in violation of Section 10.37.2(b), the time owed must be made available immediately. At the Employer’s option, retroactive compensated time off in excess of 192 hours may be paid to the Employee at the current hourly wage rate.

(ii)   If the DAA determines that an Employer is in violation of Section 10.37.2(c), the Employer shall calculate the amount of uncompensated time off that the Employee should have accrued. This time will be added to the uncompensated time off currently available to the Employee and must be available immediately.

(f)   Where the DAA has determined that an Employer has violated this article, the DAA shall issue a written notice to the Employer that the violation is to be corrected within ten days or other time period determined appropriate by the DAA.

(g)   In the event the Employer has not demonstrated to the DAA within such period that it has cured the violation, the DAA may then:

EXHIBIT K-1

Chapter 1, Article 11	Contracts – General	§ 10.37.8

(1)   Request the Awarding Authority to declare a material breach of the Service Contract, Public Lease or License, or financial assistance agreement and exercise its contractual remedies thereunder, which may include, but not be limited to: (i) termination of the Service Contract, Public Lease or License, or financial assistance agreement; (ii) the return of monies paid by the City for services not yet rendered; and (iii) the return to the City of money held in retention (or other money payable on account of work performed by the Employer) when the DAA has documented the Employer’s liability for unpaid wages, health benefits or compensated time off.

(2)   Request the Awarding Authority to declare the Employer non-responsible from future City contracts, leases and licenses in accordance with the Contractor Responsibility Ordinance (LAAC Section 10.40, et seq.) and institute proceedings in a manner that is consistent with law.

(3)   Impose a fine payable to the City in the amount of up to $100 for each violation for each day the violation remains uncured.

(4)   Exercise any other remedies available at law or in equity.

(h)   Notwithstanding any provision of this Code or any other law to the contrary, no criminal penalties shall attach for violation of this article.

SECTION HISTORY

Added by Ord. No. 171,547, Eff. 5-5-97.

Amended by: In Entirety, Ord. No. 172,336, Eff. 1-14-99; Subsec. (d), Para. (1), Ord. No. 173,747, Eff. 2-24-01; In Entirety, Ord. No. 184,318, Eff. 7-7-16; In Entirety, Ord. No. 185,321, Eff. 1-20-18.

Sec. 10.37.7. Administration.

The DAA shall administer the requirement of this article and monitor compliance, including the investigation of claimed violations. The DAA shall promulgate rules and regulations consistent with this article for the implementation of the provision of this article. The DAA shall also issue determinations that persons are City Financial Assistance Recipients, that particular contracts shall be regarded as “Service Contracts” for purposes of Section 10.37.1(1), and that particular leases and licenses shall be regarded as “Public Leases” or “Public licenses” for purposes of Section 10.37.1(k), when it receives an application for a determination of non-coverage or exemption as provided for in Section 10.37.14 and 10.37.15.

The DAA may require an Awarding Authority to inform the DAA about all contracts in the manner described by regulation. The DAA shall also establish Employer reporting requirements on Employee compensation and on notification about and usage of the federal Earned Income Credit referred to in Section 10.37.4. The DAA shall report on compliance to the City Council no less frequently than annually.

Every three years after July 1, 2018, the Chief Legislative Analyst (CLA) with the assistance of the City Administrative Officer (CAO) shall commission a study to review the state of the Airport’s regional economy; minimum wage impacts for Employees servicing the Airport; Airport service industry impacts; temporary workers, guards and janitors impacts; restaurants, hotels and bars impacts; transitional jobs programs impacts; service charges, commissions and guaranteed gratuities impacts; and wage theft enforcement. On an annual basis, the CLA and CAO shall collect economic data, including jobs, earnings and sales tax. The Study shall also address how extensively affected Employers are complying with this article, how the article is affecting the workforce composition of affected Employers, and how the additional costs of the article have been distributed among Employees, Employers and the City.

SECTION HISTORY

Added by Ord. No. 171,547, Eff. 5-5-97.

Amended by: In Entirety, Ord. No. 172,336, Eff. 1-14-99; Ord. No. 173,285, Eff. 6-26-00, Oper. 7-1-00; Ord. No. 173,747, Eff. 2-24-01; In Entirety, Ord. No. 184,318, Eff. 7-7-16; In Entirety, Ord. No. 185,321, Eff. 1-20-18.

Sec. 10.37.8. City is a Third Party Beneficiary of Contracts Between an Employer and Subcontractor for Purposes of Enforcement.

Any contract an Employer executes with a Contractor or Subcontractor, as defined in Section 10.37.1(f) and (m), shall contain a provision wherein the Contractor or Subcontractor agree to comply with this article and designate the City as an intended third party beneficiary for purposes of enforcement directly against the Contractor or Subcontractor, as provided for in Section 10.37.6 of this article.

EXHIBIT K-1

§ 10.37.8	CONTRACTS	Division 10

SECTION HISTORY

Added by Ord. No. 171,547, Eff. 5-5-97.

Amended by: In Entirety, Ord. No. 172,336, Eff. 1-14-99; Ord. No. 173,285, Eff. 6-26-00, Oper. 7-1-00; In Entirety, Ord. No. 184,318, Eff. 7-7-16; In Entirety, Ord. No. 185,321, Eff. 1-20-18.

Sec. 10.37.9. Coexistence with Other Available Relief for Specific Deprivations of Protected Rights.

This article shall not be construed to limit an Employee’s right to bring legal action for violation of other minimum compensation laws.

SECTION HISTORY

Added by Ord. No. 171,547, Eff. 5-5-97.

Amended by: In Entirety, Ord. No. 172,336, Eff. 1-14-99; In Entirety, Ord. No. 184,318, Eff. 7-7-16; In Entirety, Ord. No. 185,321, Eff. 1-20-18.

Sec. 10.37.10. Expenditures Covered.

This article shall apply to the expenditure - whether through aid to City Financial Assistance Recipients, Service Contracts let by the City or Service Contracts let by its Financial Assistance Recipients - of funds entirely within the City’s control and to other funds, such as federal or state grant funds, where the application of this article is consonant with the laws authorizing the City to expend such other funds.

SECTION HISTORY

Added by Ord. No. 171,547, Eff. 5-5-97.

Amended by: In Entirety, Ord. No. 172,336, Eff. 1-14-99; In Entirety, Ord. No. 184,318, Eff. 7-7-16; In Entirety, Ord. No. 185,321, Eff. 1-20-18.

Sec. 10.37.11. Timing of Application.

The provisions of this article shall become operative 60 days following the effective date of the ordinance and are not retroactive.

SECTION HISTORY

Added by Ord. No. 171,547, Eff. 5-5-97.

Amended by: In Entirety, Ord. No. 172,336. Eff. 1-14-99; Subsec. (b), Subsec. (c) Added, Ord. No. 173,747, Eff. 2-24-01; Subsec. (d) Added, Ord. No. 180,877, Eff. 10-19-09; In Entirety, Ord. No. 184,318. Eff. 7-7-16; In Entirety, Ord. No. 185,321, Eff. 1-20-18.

Sec. 10.37.12. Express Supersession by Collective Bargaining Agreement.

The requirements of this article may be superseded by a collective bargaining agreement if expressly stated in the agreement. This provision applies to any collective bargaining agreement that expires or is open for negotiation of compensation terms after the effective date of this ordinance. Any collective bargaining agreement that purports to supersede any requirement of this article shall be submitted by the Employer to the DAA.

(a)   A collective bargaining agreement may expressly supersede the requirements of this article with respect to Employees of Employers servicing the Airport only when an Employee is paid a wage not less than the applicable wage rate in Section 10.37.2(a)(2)(i).

(b)   A collective bargaining agreement may expressly supersede the requirements of this article with respect to Employees of Airline Food Caterers only when an Employee of the Airline Food Caterer is paid a total economic package no less than the applicable wage rate in Section 10.37.2(a)(2)(ii).

SECTION HISTORY

Added by Ord. No. 171,547, Eff. 5-5-97.

Amended by: In Entirety, Ord. No. 172,336, Eff. 1-14-99; In Entirety, Ord. No. 184,318, Eff. 7-7-16; Title and Section In Entirety, Ord. No. 185,321, Eff. 1-20-18.

Sec. 10.37.13. Liberal Interpretation of Coverage; Rebuttable Presumption of Coverage.

The definitions of “City Financial Assistance Recipient” in Section 10.37.1(e), of “Public Lease or License” in Section 10.37.1(k), and of “Service Contract” in Section 10.37.1(1) shall be liberally interpreted so as to further the policy objectives of this article. All City Financial Assistance Recipients meeting the monetary thresholds of Section 10.37.1(e), all Public Leases and Licenses (including subleases and sublicenses) where the City is the lessor or licensor, and all City contracts providing for services shall be presumed to meet the corresponding definition mentioned above, subject, however, to a determination by the DAA of non-coverage or exemption on any basis allowed by this article, including, but not limited to, non-coverage for failure to satisfy such definition. The DAA shall by regulation establish procedures for informing persons engaging in such transactions with the City of their opportunity to apply for

EXHIBIT K-1

Chapter 1, Article 11	Contracts – General	§ 10.37.15

a determination of non-coverage or exemption and procedures for making determinations on such applications.

SECTION HISTORY

Added by Ord. No. 171,336, Eff. 1-14-99.

Amended by: Ord. No. 173,747, Eff. 2-24-01; In Entirety, Ord. No. 184,318, Eff. 7-7-16; In Entirety, Ord. No. 185,321, Eff. 1-20-18; In Entirety, Ord. No. 185,745. Eff. 10-15-18.

Sec. 10.37.14. Contracts, Employers and Employees Not Subject to this Article.

The following contracts are not subject to the Living Wage Ordinance. An Awarding Authority, after consulting with the DAA, may determine whether contracts and/or Employers are not subject to the Living Wage Ordinance due to the following:

(a)   a contract where an employee is covered under the prevailing wage requirements of Division 2, Part 7, of the California Labor Code unless the total of the basic hourly rate and hourly health and welfare payments specified in the Director of Industrial Relations’ General Prevailing Wage Determinations are less than the minimum hourly rate as required by Section 10.37.2(a) of this article.

(b)   a contract with a governmental entity, including a public educational institution or a public hospital.

(c)   a contract for work done directly by a utility company pursuant to an order of the Public Utilities Commission.

SECTION HISTORY

Added by Ord. No. 184,318, Eff. 7-7-16.

Amended by: In Entirety, Ord. No. 185,321, Eff. 1-20-18.

Sec. 10.37.15. Exemptions.

Upon the request of an Employer, the DAA may exempt compliance with this article. An Employer seeking an exemption must submit the required documentation to the DAA for approval before the exemption takes effect.

(a)   A Public Lessee or Licensee, that employs no more than seven people total on and off City property shall be exempted. A lessee or licensee shall be deemed to employ no more than seven people if the company’s entire workforce worked an average of no more than 1,214 hours per month for at least three-fourths of the previous calendar year. If a Public Lease or License has a term of more than two years, the exemption granted pursuant to this section shall expire after two-years, but shall be renewable in two-year increments.

(b)   Non-Profit Organizations. Corporations organized under Section 501(c)(3) of the United States Internal Revenue Code of 1954, 26 U.S.C. § 501(c)(3), whose chief executive officer earns a salary which, when calculated on an hourly basis, is less than eight times the lowest wage paid by the corporation, shall be exempted as to all Employees other than child care workers.

(c)   Students. High school and college students employed in a work study or employment program lasting less than three months shall be exempt. Other students participating in a work-study program shall be exempt if the Employer can verify to the DAA that:

(1)   The program involves work/training for class or college credit and student participation in the work-study program is for a limited duration, with definite start and end dates; or

(2)   The student mutually agrees with the Employer to accept a wage below this article’s requirements based on a training component desired by the student.

(d)   Nothing in this article shall limit the right of the Council to waive the provisions herein.

(e)   Nothing in this article shall limit the right of the DAA to waive the provisions herein with respect to and at the request of an individual Employee who is eligible for benefits under Medicare, a health plan through the U.S. Department of Veteran Affairs or a health plan in which the Employee’s spouse, domestic partner or parent is a participant or subscriber to another health plan. An Employee who receives this waiver shall only be entitled to the hourly wage pursuant to Section 10.37.2(a)(2)(i).

SECTION HISTORY

Added by Ord. No. 184,318, Eff. 7-7-16.

Amended by: In Entirety, Ord. No. 185,321, Eff. 1-20-18.

EXHIBIT K-1

§ 10.37.16	CONTRACTS	Division 10

Sec. 10.37.16. Severability.

If any subsection, sentence, clause or phrase of this article is for any reason held to be invalid or unconstitutional by a court of competent jurisdiction, such decision shall not affect the validity of the remaining portions of this ordinance. The City Council hereby declares that it would have adopted this section, and each and every subsection, sentence, clause and phrase thereof not declared invalid or unconstitutional, without regard to whether any portion of the ordinance would be subsequently declared invalid or unconstitutional.

SECTION HISTORY

Added by Ord. No. 172,336, Eff. 1-14-99.

Amended by: In Entirety, Ord. No. 184,318, Eff. 7-7-16; In Entirety, Ord. No. 185,321, Eff. 1-20-18.

EXHIBIT K-1

LOS ANGELES WORLD AIRPORTS

CONTRACTOR RESPONSIBILITY PROGRAM

PLEDGE OF COMPLIANCE

The Los Angeles World Airports (LAWA) Contractor Responsibility Program (Board Resolution #21601) provides that, unless specifically exempted, LAWA contractors working under contracts for services, for purchases, for construction, LAWA licensees with licenses, agreements or permits issued under the Certified Service Provider Program, and LAWA tenants with leases, that require the Board of Airport Commissioners’ approval shall comply with all applicable provisions of the LAWA Contractor Responsibility Program. Bidders and proposers are required to complete and submit this Pledge of Compliance with the bid or proposal or with an amendment of a contract subject to the CRP. In addition, within 10 days of execution of any subcontract, the contractor shall submit to LAWA this Pledge of Compliance from each subcontractor who has been listed as performing work on the contract.

The contractor agrees to comply with the Contractor Responsibility Program and the following provisions:

(a)

To comply with all applicable Federal, state, and local laws in the performance of the contract, including but not limited to, laws regarding health and safety, labor and employment, wage and hours, and licensing laws which affect employees.

(b)

To notify LAWA within thirty (30) calendar days after receiving notification that any government agency has initiated an investigation that may result in a finding that the contractor is not in compliance with paragraph (a).

(c)	To notify LAWA within thirty (30) calendar days of all findings by a government agency or court of competent jurisdiction that the contractor has violated paragraph (a).
(d)

To provide LAWA within thirty (30) calendar days updated responses to the CRP Questionnaire if any change occurs which would change any response contained within the completed CRP Questionnaire. Note: This provision does not apply to amendments of contracts not subject to the CRP and to subcontractors not required to submit a CRP Questionnaire.

(e)

To ensure that subcontractors working on the LAWA contract shall complete and sign a Pledge of Compliance attesting under penalty of perjury to compliance with paragraphs (a) through (c) herein. To submit to LAWA the completed Pledges.

(f)

To notify LAWA within thirty (30) days of becoming aware of an investigation, violation or finding of any applicable federal, state, or local law involving the subcontractors in the performance of a LAWA contract.

(g)	To cooperate fully with LAWA during an investigation and to respond to request(s) for information within ten (10) working days from the date of the Notice to Respond.

Failure to sign and submit this form to LAWA with the bid/proposal may make the bid/proposal non-responsive.

URW Airports, LLC, 2049 Century Park East, 41st Floor, Los Angeles, California 90067

Company Name, Address and Phone Number

/s/ Dan Hough	February 8, 2021

Signature of Officer or Authorized Representative	Date

Dan Hough, Vice President - Airport Development
Print Name and Title of Officer or Authorized Representative
Fourth Amendment to Los Angeles International Airport Terminal Commercial Management Agreement for Terminal 1, 3, and 6 at Los Angeles International Airport
Project Title

Electronic Record and Signature Disclosure created on: 7/31/2020 11:44:06 AM
Parties agreed to: Dan Hough

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

Pursuant to the Electronic Signatures in Global and National Commerce Act (ESIGN) the Parties hereby expressly agree to the use of certificate-based electronic signature software operated by DocuSign for execution of this agreement/lease. The certificate based electronic signature generated by this software shall have the same legal effect as a handwritten signature and shall be admissible evidence of the Parties’ mutual intent to be legally bound by this agreement. The Parties declare that they have received all information required to be fully aware of the certificate-based electronic signature process, and each Party hereby waives any challenge against the enforceability of this agreement based on the use of such certificate-based electronic signature software.

ALTERNATIVE FUEL VEHICLE’ REQUIREMENT PROGRAM

(LAX ONLY)

I.   Definitions.

The following capitalized terms shall have the following meanings. All definitions include both the singular and plural form.

“Airport Contract” shall mean a contract awarded by LAWA and pertaining to LAX, and subcontracts of any level under such a contract.

“Airport Contractor” shall mean (i) any entity awarded an Airport Contract, and subcontractors of any level working under an Airport Contract; (ii) any contractors that have entered into a contract with an Airport Lessee to perform work on property owned by LAWA and pertaining to LAX, and any subcontractors working in furtherance of such a contract; and (iii) any contractor that have entered into a contract with an Airport Licensee to perform work pertaining to LAX, and any subcontractors working under such a contract.

“Airport Lessee” shall mean any entity that leases or subleases any property owned by LAWA and pertaining to LAX.

“Airport Licensee” shall mean any entity issued a license or permit by LAWA for operations that pertain to LAX.

“Alternative-Fuel Vehicle” shall mean a vehicle that is not powered by petroleum-derived gasoline or diesel fuel. Alternative-Fuel Vehicles include, but are not limited to, vehicles powered by compressed or liquefied natural gas, liquefied petroleum gas, methanol, ethanol, electricity, fuel cells, or other advanced technologies.

“CARB” shall mean the California Air Resources Board.

“Covered Vehicle” is defined in Section II below.

“Compliance Plan” is defined in subsection VII.C. below.

“EPA” shall mean the United States Environmental Protection Agency.

“Independent Third Party Monitor” shall mean a person or entity empowered by LAWA to monitor compliance with and/or implementation of particular requirements in this Requirement.

“LAWA” shall mean Los Angeles World Airports.

“LAX” shall mean Los Angeles International Airport.

“Least-Polluting Available Vehicle” shall mean a vehicle that (a) is determined by an Independent Third Party Monitor to be (i) commercially available, (ii) suitable for performance of a particular task, and (iii) certified by CARB to meet the applicable engines emission standard in effect at the time of purchase. Where more than one vehicle meets these requirements for a particular task, LAWA, working with the Independent Third Party Monitor, will designate as the

1

EXHIBIT P-1

Least-Polluting Available Vehicle the vehicle that emits the least amount of criteria air pollutants.

“LEV” shall mean a vehicle that meets CARB’s Low-Emission Vehicle standards for criteria pollutant exhaust and evaporative emissions for medium-duty vehicles at the time of vehicle manufacture.

“LEV II” shall mean a vehicle certified by CARB to the “LEV II” Regulation Amendments that were fully implemented as of 2010. A qualifying “LEV II” vehicle shall meet the least polluting standard in the LEV II category that is available at the time of purchase.

“LEV III” shall mean a vehicle certified by CARB to the increasingly stringent “LEV III” Regulatory Amendments to the California greenhouse gas and criteria pollutant exhaust and evaporative emission standards, test procedures, and on-board diagnostic system requirements for medium-duty vehicles.

“Low-Use Vehicle” shall mean a Covered Vehicle that makes less than five (5) trips per month to LAX.

“Operator” shall mean any Airport Contractor, Airport Lessee, or Airport Licensee.

“Optional Low NOx” shall mean any vehicle powered by an engine that meets CARB’s optional low oxides of nitrogen (NOx) emission standards for on-road heavy-duty engines applicable at the time of purchase.

II.   Covered Vehicles.

A.

Covered Vehicles. These Requirements shall apply to all on-road vehicles, including trucks, shuttles, passenger vans, and buses that are 8,500 lbs gross vehicle weight rating or more and are used in operations related to LAX (“Covered Vehicles”).

B.	Exemptions. The following vehicles are exempt from this Requirement:
i)	Public safety vehicles.
ii)

Previously approved vehicles. Vehicles previously approved under the 2007 LAX Alternative Fuel Vehicle Requirement Program are exempt from the Maximum Allowable Vehicle Age Requirement, Section III, but are subject to the Annual Reporting Requirement, Section VI.

iii)

Low-Use Vehicles. Low-use vehicles are exempt from the Compliance Schedule, Section IV, the Maximum Allowable Vehicle Age Requirement, Section III, but are subject to the Annual Reporting Requirement, Section VI.

III.   Maximum Allowable Vehicle Age Requirement. In accordance with the Compliance Schedule dates outlined in Section IV, no Covered Vehicle equipped with an engine older than thirteen (13) model years or that has 500,000 or more miles, whichever comes first, shall operate at LAX.

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EXHIBIT P-1

IV.   Compliance Schedule.

A.

By April 30, 2019, one hundred percent (100%) of the Covered Vehicles operated by a Covered Vehicle Operator shall be (a) Alternative-Fuel Vehicles, (b) Optional Low NOx vehicles or (c) LEV II standard vehicles through 2019 or LEV III standard vehicles thereafter.

B.

A new Covered Vehicle Operator who plans to begin operations at LAX prior to April 30, 2019, must comply with the requirement set forth in Section III and subsection IV.A. prior to commencing operations at LAX.

V.   Least-Polluting Available Vehicles. In cases where an Operator cannot comply with the requirements established pursuant to Sections III and IV above because neither Alternative-Fuel Vehicles, Optional Low NOx standard vehicles, or LEV II standard vehicles through 2019 and LEV III standard vehicles thereafter, are commercially available for performance of particular tasks, LAWA will instead require Operators to use the Least-Polluting Available Vehicles for such tasks. An Independent Third Party Monitor will determine whether Alternative-Fuel Vehicles, Optional Low NOx standard vehicles, or LEV II standard vehicles through 2019 and LEV III standard vehicles thereafter are commercially available to perform particular tasks, and, in cases where neither Alternative-Fuel Vehicles, Optional Low NOx standard vehicles, nor LEV II standard vehicles through 2019 and LEV III standard vehicles thereafter are commercially available for performance of a particular task, will identify the Least-Polluting Available Vehicle for performance of that task.

VI.   Annual Reporting Requirement.

A.

By January 31st of each calendar year, Covered Vehicle Operators must submit to LAWA the vehicle information required on the reporting form accessible online at https://online.lawa.org/altfuel/ for the prior calendar year.

B.

Low-Use Vehicles shall be included in the annual reporting. Where monthly trip data is used to establish low-use, the operator must provide proof such as transponder data records or an attestation acceptable to LAWA.

C.

A Covered Vehicle Operator who plans to begin operations at LAX must comply with this reporting requirement prior to commencing operations, and thereafter comply with the annual reporting deadline of January 31st of each calendar year.

VII.	Enforcement.
A.	Non-Compliance. The following circumstances shall constitute non-compliance for purposes of this Section VII:
i)	Failure to submit an annual report pursuant to Section VI above.
ii)

Failure to use an Alternative Fuel Vehicle, an Optional Low NOx vehicle, a vehicle meeting LEV II standards prior to December 31, 2019, or LEV III standards thereafter, an approved Least-Polluting Available Vehicle, or a vehicle approved under LAWA’s former Alternative Fuel Vehicle Requirement, including approved comparable emissions vehicles.

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EXHIBIT P-1

iii)	Failure to submit a Compliance Plan as defined in subsection VII.C. below within 30 days of notice of non-compliance from LAWA.
iv)	Failure to adhere to an approved Compliance Plan as defined in subsection VII.C. below.
B.

Notice of Non-Compliance. Covered Vehicle Operators found not to be in compliance with the Alternative Fuel Vehicle Requirement as set forth in subsection VII.A. above will be given a notice of non-compliance. Covered Vehicle Operators will have 30 days to correct the deficiencies documented in the notice of non-compliance by completing the annual report as defined in Section VI or submitting a Compliance Plan as defined in subsection VII.C. below, as applicable to the reason cited for non-compliance.

C.	Compliance Plan.
i)	Operators shall transition to compliant vehicles as soon as practicable.
ii)

Non-compliant Covered Vehicle Operators will be required to submit a Compliance Plan indicating the disposition (salvage, replace, remove from service, etc.) date for each non-compliant vehicle (“Compliance Plan”) within 30 days of receiving a notice of non-compliance for a vehicle in the Operator’s fleet. The Compliance Plan shall provide dates by which the non-compliant vehicle or vehicles in the Operator’s fleet will meet the requirements of the LAX Alternative Fuel Vehicle Requirement and a justification for the new date. The Compliance Plan shall be signed under attestation.

iii)	LAWA’s Chief Executive Officer or his/her designee shall review the Operator’s Compliance Plan and justification to determine its acceptability and authorize approval or disapproval.
iv)	Covered Vehicle Operators shall have 30 days to seek review of LAWA’s rejection of a Compliance Plan or any parts thereof by LAWA’s Chief Executive Officer or his/her designee.
D.

Default. Three or more instances of non-compliance with the LAX Alternative Fuel Vehicle Requirement as defined in subsection VII.A above within two years shall be considered a default of the applicable LAX permit, license, contract, lease, Non-Exclusive License Agreement (NELA), concessionaire agreement, and/or Certified Service Provider (CSP) Program. LAWA’s Chief Executive Officer or his/her designee may, pursuant to the applicable terms provided therein, suspend or cancel a permit, license, contract, lease, NELA, concessionaire agreement or certified provider certification of non-compliant Covered Vehicle Operators who are not in compliance with this Alternative Fuel Vehicle Requirement. In addition, LAWA’s Chief Executive Officer or his/her designee may seek to recoup LAWA’s administrative costs from non-compliant operators.

IX.	Periodic Review. This Requirement will be reviewed and updated periodically as deemed necessary by LAWA.

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EXHIBIT P-1

IRAN CONTRACTING ACT OF 2010 COMPLIANCE AFFIDAVIT

(California Public Contract Code Sections 2200-2208)

The California Legislature adopted the Iran Contracting Act of 2010 to respond to policies of Iran in a uniform fashion (PCC § 2201(q)). The Iran Contracting Act prohibits bidders or contractors engaged in investment activities in Iran from bidding on, submitting proposals for, or entering into or renewing contracts with public entities for goods and services of one million dollars ($1,000,000) or more (PCC § 2203(a)). A bidder or contractor who “engages in investment activities in Iran” is defined as either:

1.

A bidder or contractor providing goods or services of twenty million dollars ($20,000,000) or more in the energy sector of Iran, including provision of oil or liquefied natural gas tankers, or products used to construct or maintain pipelines used to transport oil or liquefied natural gas, for the energy sector of Iran; or

2.

A bidder or contractor that is a financial institution (as that term is defined in 50 U.S.C. § 1701) that extends twenty million dollars ($20,000,000) or more in credit to another person, for 45 days or more, if that person will use the credit to provide goods or services in the energy sector in Iran and is identified on a list created by the California Department of General Services (DGS) pursuant to PCC § 2203(b) as a person engaging in the investment activities in Iran.

The bidder or contractor who proposes to enter into or renew a contract shall certify that at the time of submitting a bid for new contract or renewal of an existing contract, he or she is not identified on the DGS list of ineligible businesses or persons and that the bidder or contractor is not engaged in investment activities in Iran in violation of the Iran Contracting Act of 2010.

California law establishes penalties for providing false certifications, including civil penalties equal to the greater of $250,000 or twice the amount of the contract for which the false certification was made; contract termination; and three-year ineligibility to bid on contracts (PCC § 2205).

To comply with the Iran Contracting Act of 2010, the bidder or contractor shall complete and sign ONE of the options shown below.

OPTION #1: CERTIFICATION

I, the official named below, certify that I am duly authorized to execute this certification on behalf of bidder or contractor, or financial institution identified below, and that the bidder or contractor, or financial institution identified below, is not on the current DGS list of persons engaged in investment activities in Iran and is not a financial institution extending twenty million dollars ($20,000,000) or more in credit to another person or vendor, for 45 days or more, if that other person or vendor will use the credit to provide goods or services in the energy sector in Iran and is identified on the current DSG list of persons engaged in investment activities in Iran.

[NAME OF COMPANY]

By:	/s/ Andrea Kahn
Signature

Andrea Kahn
Print Name

Assistant Secretary
Title

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EXHIBIT Q

IRAN CONTRACTING ACT AFFIDAVIT

OPTION #2: EXEMPTION

Pursuant to PCC § 2203(c) and (d), a public entity may permit a bidder or contractor, or financial institution engaged in investment activities in Iran, on a case-by-case basis to be eligible for, or to bid on, submit a proposal for, or enter into, or renew, a contract for goods and services. If the bidder or contractor, or financial institution identified below has obtained an exemption from the certification requirement under the Iran Contracting Act of 2010, the bidder or contractor, or financial institution shall complete and sign below and attach documentation demonstrating the exemption approval.

[NAME OF COMPANY]

By:
Signature

Print Name

Title

2

EXHIBIT Q

IRAN CONTRACTING ACT AFFIDAVIT

Electronic Record and Signature Disclosure created on: 7/31/2020 11:44:06 AM

Parties agreed to: Andrea Kahn

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

Pursuant to the Electronic Signatures in Global and National Commerce Act (ESIGN) the Parties hereby expressly agree to the use of certificate-based electronic signature software operated by DocuSign for execution of this agreement/lease. The certificate based electronic signature generated by this software shall have the same legal effect as a handwritten signature and shall be admissible evidence of the Parties’ mutual intent to be legally bound by this agreement. The Parties declare that they have received all information required to be fully aware of the certificate-based electronic signature process, and each Party hereby waives any challenge against the enforceability of this agreement based on the use of such certificate-based electronic signature software.

DEPARTURES
LEGEND
TRAVEL ESSENTIALS
SPECIALTY RETAIL
DUTY FREE
CURRENCY EXCHANGE
F&B: QUICK SERVICE
F&B: FULL SERVICE
SERVICE
STORAGE
WESTFIELD COMMON AREA
URW Airports, LLC
RETAIL CATEGORY PLAN
SCALE
Los Angeles International Airport, Terminal 1
LAX

Exhibit R

180
347sf
ARRIVALS

LEGEND

- TRAVEL ESSENTIALS
- SPECIALTY RETAIL
- DUTY FREE
- CURRENCY EXCHANGE
- F&B: QUICK SERVICE
- F&B: FULL SERVICE
- SERVICE
- STORAGE
- WESTFIELD COMMON AREA

Exhibit R

URW Airports, LLC

RETAIL CATEGORY PLAN

SCALE

Los Angeles International Airport, Terminal 1

LAX

SHEET 2

GATE 35A
GATE 33B
GATE 33A
GATE 31B
GATE 31A
GATE 36B
GATE 37
GATE 38
GATE 36A
GATE 36D
GATE 34A
GATE 34B
GATE 32A
GATE 32B
357
750sf
P361
354
351
350
FOOD COURT SEATING
P350
LEGEND
TRAVEL ESSENTIALS
SPECIALTY RETAIL
DUTY FREE
CURRENCY EXCHANGE
F&B: QUICK SERVICE
F&B: FULL SERVICE
SERVICE
STORAGE
URW COMMON AREA
Exhibit R
URW Airports, LLC
RETAIL CATEGORY PLAN
SCALE
Los Angeles International Airport, Terminal 3
LAX
1

STORAGE
8300
4552sf

LEGEND

- TRAVEL ESSENTIALS
- SPECIALTY RETAIL
- DUTY FREE
- CURRENCY EXCHANGE
- F&B: QUICK SERVICE
- F&B: FULL SERVICE
- SERVICE
- STORAGE
- URW COMMON AREA

Exhibit R

URW Airports, LLC

RETAIL CATEGORY PLAN

SCALE

Los Angeles International Airport, Terminal 3

LAX

SHEET 2 OF 2

DEPARTURES

LEGEND

- TRAVEL ESSENTIALS
- SPECIALTY RETAIL
- DUTY FREE
- CURRENCY EXCHANGE
- F&B: QUICK SERVICE
- F&B: FULL SERVICE
- SERVICE
- STORAGE
- WESTFIELD COMMON AREA

Exhibit R

URW Airports, LLC

RETAIL CATEGORY PLAN

SCALE

Los Angeles International Airport, Terminal 6

LAX

SHEET 1

ARRIVALS

LEGEND

- TRAVEL ESSENTIALS
- SPECIALTY RETAIL
- DUTY FREE
- CURRENCY EXCHANGE
- F&B: QUICK SERVICE
- F&B: FULL SERVICE
- SERVICE
- STORAGE
- WESTFIELD COMMON AREA

Exhibit R

URW Airports, LLC

RETAIL CATEGORY PLAN

SCALE

Los Angeles International Airport, Terminal 6

N

LAX

SHEET 2